                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary information statement    [ ] Confidential, for use of the Commission only
                                             (as permitted by Rule 14c-5(d)(2))
[ ] Definitive information statement

                            INOTEK TECHNOLOGIES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

       COMMON STOCK, PAR VALUE $0.01 PER SHARE
--------------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       $0.65 PER SHARE AS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER
--------------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       $3,155,157.20
--------------------------------------------------------------------------------
    5) Total fee paid:

       $631.03
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule And the date of its filing.

    1) Amount Previously Paid:

--------------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    3) Filing Party:

--------------------------------------------------------------------------------
    4) Date Filed:

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

                           INOTEK TECHNOLOGIES CORP.
                               11212 INDIAN TRAIL
                              DALLAS, TEXAS 75229

                                                                   June   , 2001

Dear Stockholder:

     This information statement is being furnished to the holders of common stock, par value $0.01 per share, of INOTEK Technologies Corp. in connection with the proposed acquisition of the company by Davis Instruments, LLC. The acquisition will be effected by the merger of a wholly-owned subsidiary of Davis with Inotek pursuant to an Agreement and Plan of Merger dated as of May 15, 2001, among Inotek, Davis and the stockholders named therein.

     Under the merger agreement, at the effective time of the merger, each outstanding share of Inotek common stock, other than treasury shares and shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $0.65 in cash.

     The Board of Directors of Inotek unanimously support the merger. In addition, Neal E. Young, David L. White and Dennis W. Stone, stockholders of Inotek holding 72.2% of the outstanding voting stock of Inotek, have consented in writing to the merger and adopted the merger agreement and have executed and delivered irrevocable proxies in favor of Davis to vote their shares of Inotek in favor of the adoption of the merger agreement and approval of the merger. This action by our controlling stockholders is sufficient to ensure that a majority of the stockholders of Inotek adopt the merger agreement and approve the merger without the vote of any other stockholder of Inotek. Accordingly, your approval is not required and is not being sought.

     This information statement and the attached documents provide you with detailed information about the merger. Please read these documents carefully in their entirety. You may also obtain information about Inotek from publicly available documents that have been filed with the Securities and Exchange Commission.

     Please do not send in your share certificates at this time. Promptly after the merger is completed, you will receive a letter of transmittal for that purpose.

     We appreciate your support.

                                            Very truly yours,

                                         [Dennis Stone Sig]

                                            DENNIS W. STONE
                                            President and Chief Executive
                                            Officer

                           INOTEK TECHNOLOGIES CORP.
                               11212 INDIAN TRAIL
                              DALLAS, TEXAS 75229

                             INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being furnished to the holders of common stock, par value $0.01 per share, of INOTEK Technologies Corp. in connection with the proposed acquisition of the company by Davis Instruments, LLC. The acquisition will be effected by the merger of a wholly-owned subsidiary of Davis with Inotek pursuant to an Agreement and Plan of Merger dated as of May 15, 2001, among Inotek, Davis and the stockholders named therein.

     Under the merger agreement, at the effective time of the merger, each outstanding share of Inotek common stock, other than treasury shares and shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $0.65 in cash.

     The Board of Directors of Inotek unanimously support the merger. In addition, Neal E. Young, David L. White and Dennis W. Stone, stockholders of Inotek holding 72.2% of the outstanding voting stock of Inotek, have consented in writing to the merger and adopted the merger agreement and have executed and delivered irrevocable proxies in favor of Davis to vote their shares of Inotek in favor of the adoption of the merger agreement and approval of the merger. This action by our controlling stockholders is sufficient to ensure that a majority of the stockholders of Inotek adopt the merger agreement and approve the merger without the vote of any other stockholder of Inotek. Accordingly, your approval is not required and is not being sought.

THIS INFORMATION STATEMENT IS DATED JUNE   , 2001 AND IS FIRST BEING MAILED TO
STOCKHOLDERS ON OR ABOUT JUNE   , 2001.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................     1
SUMMARY.....................................................     2
  The Merger................................................     2
  The Companies.............................................     2
  Reasons for the Merger....................................     3
  Interest of Executive Officers and Directors in the
     Merger; Potential Conflicts of Interest................     3
  Opinion of Financial Advisor..............................     3
  Legal Documents...........................................     3
  Merger Consideration......................................     4
  Stockholder Vote Required to Approve the Merger and Adopt
     the Merger Agreement...................................     4
  Conditions to the Merger..................................     4
  Termination...............................................     4
  Material U.S. Federal Income Tax Consequences of the
     Merger.................................................     5
  Appraisal Rights..........................................     5
THE MERGER..................................................     5
  General...................................................     5
  Company Information.......................................     5
  Background of the Transaction.............................     6
  Inotek's Reasons for the Merger; Recommendation of the
     Board of Directors of Inotek...........................     8
  Opinion of Financial Advisor..............................     9
THE MERGER AGREEMENT........................................    13
  Completion of the Merger..................................    13
  Merger Consideration......................................    13
  Surrender and Exchange of Share Certificates..............    13
  Stock Options.............................................    13
  Representations and Warranties............................    14
  Agreements of Inotek......................................    15
  Agreements of Davis.......................................    16
  Conditions Precedent to the Merger........................    17
  Termination...............................................    18
  Expenses..................................................    18
  Indemnification and Escrow Agreement......................    18
INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL
  CONFLICTS OF INTEREST.....................................    18
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...............    19
APPRAISAL RIGHTS............................................    19
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT................................................    22
WHERE YOU CAN FIND MORE INFORMATION.........................    22
Appendix A -- Agreement and Plan of Merger..................   A-1
Appendix B -- Indemnification and Escrow Agreement..........   B-1
Appendix C -- Opinion of Sanders Morris Harris Inc. ........   C-1
Appendix D -- Section 262 of the General Corporation Law of
  the State of Delaware.....................................   D-1

                           INOTEK TECHNOLOGIES CORP.
                               11212 INDIAN TRAIL
                              DALLAS, TEXAS 75229

                               SUMMARY TERM SHEET

Q:   WHAT TRANSACTION IS BEING PROPOSED?

A: We are proposing the acquisition of Inotek by Davis for $0.65 in cash per share through the merger of a wholly-owned subsidiary of Davis with Inotek.

Q:   WHAT IS THE REASON FOR THE MERGER?

A: In order to increase our capital and expand our capabilities in both our current market and new markets, including calibration services, our controlling stockholders, in conjunction with our Board of Directors, conducted an extensive search for a company which could provide new capital and assist our entry into new markets. Our Board believes that the merger with a wholly-owned subsidiary of Davis is fair to and in the best interests of our stockholders. Important factors in our Board's determination included the recommendation by our controlling stockholders, the fairness opinion by our financial advisor and the broad scope and results of the search which was conducted for the sale of Inotek.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: After the merger is completed, you will be entitled to receive $0.65 in cash in exchange for each of your shares of Inotek stock, after you comply with the instructions in the letter of transmittal that will be sent to you regarding surrender of your stock certificate(s).

Q: WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT?

A: Approval of the merger and adoption of the merger agreement requires approval by a majority of all outstanding shares of Inotek. Neal E. Young, David L. White and Dennis W. Stone, our controlling stockholders, have consented in writing to the merger and adopted the merger agreement and have executed and delivered irrevocable proxies in favor of Davis to vote their shares of Inotek stock in favor of approval of the merger and the adoption of the merger agreement. This action by our controlling stockholders is sufficient to obtain the stockholder vote necessary to adopt the merger agreement and approve the merger without the approval of any other stockholder of Inotek. Therefore, your vote is not required and is not being sought.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Promptly after the merger is completed, you will receive a letter of transmittal for use in surrendering your stock certificates and obtaining payment for your shares.

Q:   DO I HAVE APPRAISAL RIGHTS?

A: Yes. If you so choose, you will be entitled to exercise appraisal rights upon completion of the merger so long as you take all the steps required to perfect your rights under Delaware law. These steps are described under "Appraisal Rights" in this information statement.

Q:   WHEN WILL THE MERGER BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. We expect to complete the merger [21 days after the date of this information statement].

Q:   WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MERGER?

A: If you have any questions, require assistance, or need additional copies of this information statement or other related materials, please call Neal E. Young at (972) 243-7000.

                                    SUMMARY

     The following is a summary of the material information from this information statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this information statement and the documents to which we refer you. Additional information about Inotek has been filed with the SEC and is available upon request without charge, as described under "Where You Can Find More Information" on page 22.

                                   THE MERGER

     This information statement relates to the acquisition of Inotek by Davis for $0.65 in cash per share of Inotek stock, through the merger of a wholly-owned subsidiary of Davis with Inotek.

                                 THE COMPANIES

INOTEK TECHNOLOGIES CORP.
11212 INDIAN TRAIL
DALLAS, TEXAS 75229

     Inotek is a high technology distribution and service company. Inotek's base distribution business covers a broad range of product lines from highly engineered, technically advanced items to commodity oriented devices or components where customers purchase single or multiple quantities of specific products. Representative product lines are shipped by the manufacturer to the end customer with Inotek receiving a commission for its marketing and support effort. The industrial market place includes:

     - process controls and instrumentation -- products utilized in the manipulation of pressure, temperatures and flows and the measurement of their physical properties;

     - test equipment -- portable instrumentation used in diagnostic evaluation of electronic, process or automation equipment; and

     - information management -- the computer hardware and software, programmable logic controller, responsible for the master control of a factory process.

     Among Inotek's major product lines are Action and OPTO22-process instrumentation I/O, Fluke electronic test equipment, Tektronix oscilloscopes and US Data factory automation software. Inotek provides technical service, which involves the repair calibration of customer-owned manufactured equipment. Technical services also are provided for products manufactured in a semi-finished state (i.e., process control/information management products) which require final configuration to meet the customer's specification.

DAVIS INSTRUMENTS, LLC
4701 MOUNT HOPE DRIVE
BALTIMORE, MARYLAND 21215

     Davis Instruments, LLC, a privately owned Maryland-based company founded in 1912, is primarily engaged in the distribution and service of electronic instrumentation that is used principally for measurement, indication and transmission of information.

     The principal products and services offered by Davis fall within three main categories:

     - Distribution -- Davis sells test, measurement and calibration equipment through a catalog distributed in the United States and to more than 80 countries worldwide. Davis sells the products of approximately 450 other manufacturers through a bi-annual catalog -- The Davis Sourcebook -- which offers more than 25,000 products and is more than 1,100 pages.

     - Calibration -- Davis offers world-class calibration services for instruments from hundreds of manufacturers. These services can be performed at Davis' lab in Baltimore or at customers' locations throughout the United States.

     - Manufacturing -- Since 1912, Davis has been the leading manufacturer of mechanical vane anemometers. Anemometers are used to measure the air speed or quantity of air passing through or leaving ducts, flues, fans, shafts, etc. and for numerous tests and survey work in the air conditioning, heating, ventilating and industrial fields.

     Davis was acquired in December 1999 by JPB Enterprises, Inc., a privately held investment holding company located in Columbia, Maryland.

                      REASONS FOR THE MERGER (SEE PAGE 8)

     Our Board of Directors believes that the proposed merger is fair to and in the best interest of Inotek and its stockholders. The Board of Directors of Inotek unanimously

     - approved the form, terms and provisions of the merger and the merger agreement;

     - determined that the merger is fair to and in the best interest of Inotek and its public stockholders;

     - approved and declared the merger and the merger agreement advisable; and

     - recommended that Inotek's stockholders approve and adopt the merger and the merger agreement.

     Important factors in the Board of Director's determination included the recommendation of our controlling stockholders, the fairness opinion of our financial advisor and the broad scope and results of the search which was conducted for the sale of Inotek.

INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER; POTENTIAL CONFLICTS
                           OF INTEREST (SEE PAGE 18)

     You should be aware that a number of Inotek officers and directors have interests in the merger that are different from, or in addition to, yours. As a result of the merger, our executive officers and directors will receive, in the aggregate, approximately $307,645 in payments under the agreements described under "Interests of Executive Officers and Directors; Potential Conflicts of Interest." The Board of Directors of Inotek was aware of these interests and considered them, among other matters, in approving the merger.

                   OPINION OF FINANCIAL ADVISOR (SEE PAGE 9)

     In making its determination with respect to the merger and the merger agreement, the Board of Directors of Inotek considered, among other factors, the opinion of Sanders Morris Harris Inc., its financial advisor. The Board of Directors of Inotek received a written opinion dated April 4, 2001, from Sanders Morris Harris to the effect that the cash consideration to be received by Inotek stockholders is fair from a financial point of view to the stockholders. The opinion, which is attached as Appendix C to this information statement, sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion.

                     LEGAL DOCUMENTS (SEE APPENDIX A AND B)

     The merger agreement is attached as Appendix A to this information statement. The indemnification and escrow agreement is attached as Appendix B to this information statement. We encourage you to read these agreements as they are the legal documents that govern the merger.

                       MERGER CONSIDERATION (SEE PAGE 13)

     In the merger, each share of Inotek common stock outstanding immediately prior to the completion of the merger, except for treasury shares and shares as to which appraisal rights have been properly exercised, will be exchanged for $0.65 in cash.

 STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT

     Approval of the merger and adoption of the merger agreement requires approval by a majority of the outstanding shares of Inotek common stock. Neal E. Young, David L. White and Dennis W. Stone, stockholders of Inotek holding 72.2% of the outstanding voting stock of Inotek, have consented in writing to the merger and the terms of the merger agreement and have executed and delivered irrevocable proxies in favor of Davis to vote their shares of Inotek in favor of the approval of the merger and adoption of the merger agreement. The approval by our controlling stockholders is the only approval from Inotek stockholders required to approve the merger and adopt the merger agreement.

                     CONDITIONS TO THE MERGER (SEE PAGE 17)

     The obligation of Inotek and Davis to complete the merger is subject to the following conditions:

     - approval of the merger agreement by Inotek's stockholders;

     - the absence of any statute, decree or injunction prohibiting the consummation of the merger;

     - accuracy of the representations and warranties made by the other party to the extent specified in the merger agreement;

     - performance in all material respects by the other party of the obligations required to be performed by it under the merger agreement;

     - the receipt of legal opinions; and

     - the receipt by Inotek of a fairness opinion of Sanders Morris Harris Inc. to the effect that the transactions contemplated by the merger agreement are fair to the stockholders of Inotek from a financial point of view.

                           TERMINATION (SEE PAGE 18)

     Inotek and Davis may mutually agree, at any time prior to the completion of the merger, to terminate the merger agreement. In addition, either Inotek or Davis may terminate the merger agreement if:

     - the merger has not been completed by September 12, 2001;

     - there is a material breach of any of the representations and warranties or agreements of Inotek or Davis, and the breaching party fails to cure such breach within fifteen (15) days after receipt of notice of such breach; or

     - if any of the conditions to the obligations of a party are not satisfied or waived on or prior to the closing, and if any applicable cure period has lapsed.

   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 19)

     The receipt by an Inotek stockholder of cash for Inotek shares will be a taxable transaction for United States federal income tax purposes. An Inotek stockholder will generally recognize gain or loss in an amount equal to the difference between the cash received by the stockholder and the stockholder's tax basis in the Inotek shares surrendered in the merger. That gain or loss will be a capital gain or loss if the Inotek shares are held as a capital asset by the stockholder. Because the tax consequences of the merger may vary depending upon your particular circumstances, we recommend that you consult with your tax advisor regarding the tax consequences of the merger.

                         APPRAISAL RIGHTS (SEE PAGE 19)

     You will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the merger so long as you take all steps necessary to protect those rights. Section 262 is reprinted in its entirety as Appendix D to this information statement.

     You are not required to take any action at this time to exercise your appraisal rights. We will send you a notice of appraisal rights at a later date that will describe the timing of any action you will be required to take to exercise your appraisal rights.

                                   THE MERGER

GENERAL

     The Board of Directors of Inotek is using this information statement to inform Inotek's public stockholders about the proposed acquisition of Inotek by Davis. The Board of Directors of Inotek has unanimously approved the merger and the merger agreement.

     The proposed acquisition will occur pursuant to the Agreement and Plan of Merger dated as of May 15, 2001, among Inotek, Davis, Neal E. Young, David L. White and Dennis W. Stone. We refer to this agreement as the "merger agreement" in this information statement. Under the merger agreement, Inotek will merge with a wholly-owned subsidiary of Davis and all outstanding shares of Inotek, other than treasury shares and shares as to which appraisal rights have been properly exercised, will at the effective time of the merger be converted into the right to receive $0.65 in cash per share. The separate existence of the merger subsidiary will cease and Inotek will become a wholly-owned subsidiary of Davis. Neal E. Young, David L. White and Dennis W. Stone, our controlling stockholders, have consented in writing to the merger and the adoption of the merger agreement and have executed and delivered irrevocable proxies in favor of Davis to vote their shares of Inotek in favor of the approval and adoption of the merger agreement and approval of the merger. Since the controlling stockholders hold 72.2% of the outstanding voting stock of Inotek and the favorable vote of a majority of the outstanding shares of Inotek stock is required for stockholder approval and adoption of the merger agreement and the merger, no approval by the Inotek public stockholders is required or will be sought.

COMPANY INFORMATION

  INOTEK Technologies Corp.

     Inotek is a high technology distribution and service company. Inotek's base distribution business covers a broad range of product lines from highly engineered technically advanced items to commodity-oriented devices or components where customers purchase single or multiple quantities of specific products. Representative product lines are shipped by the manufacturer to the end customer with Inotek receiving a commission for its marketing and support effort. The industrial market place includes:

     - process controls and instrumentation -- products utilized in the manipulation of pressure, temperatures and flows and the measurement of their physical properties;

     - test equipment -- portable instrumentation used in diagnostic evaluation of electronic, process or automation equipment; and

     - information management -- the computer hardware and software, programmable logic controller, responsible for the master control of a factory process.

     Among Inotek's major product lines are Action and OPTO22 -- process instrumentation I/O, Fluke electronic test equipment, Tektronix oscilloscopes and US Data factory automation software. Inotek provides technical service, which involves the repair and calibration of customer-owned manufactured equipment. Technical services also are provided for products manufactured in a semi-finished state (i.e., process control/information management products) which require final configuration to meet the customer's specification.

  Davis Instruments, LLC

     Davis Instruments, LLC, a privately owned Maryland-based company founded in 1912, is primarily engaged in the distribution and service of electronic instrumentation that is used principally for measurement, indication and transmission of information.

     The principal products and services offered by Davis fall within three main categories:

     - Distribution -- Davis sells test, measurement and calibration equipment through a catalog distributed in the United States and to more than 80 countries worldwide. Davis sells the products of approximately 450 other manufacturers through a bi-annual catalog -- The Davis Sourcebook -- which offers more than 25,000 products and is more than 1,100 pages.

     - Calibration -- Davis offers world-class calibration services for instruments from hundreds of manufacturers. These services can be performed at Davis' lab in Baltimore or at customers' locations throughout the United States.

     - Manufacturing -- Since 1912, Davis has been the leading manufacturer of mechanical vane anemometers. Anemometers are used to measure the air speed or quantity of air passing through or leaving ducts, flues, fans, shafts, etc. and for numerous tests and survey work in the air conditioning, heating, ventilating and industrial fields.

     Davis was acquired in December 1999 by JPB Enterprises, Inc., a privately held investment holding company located in Columbia, Maryland.

BACKGROUND OF THE TRANSACTION

     In early May 2000, Dennis Stone, our President and Chief Executive Officer, contacted Jay Clark, Vice President of Davis, by telephone to determine whether Davis had an interest in exploring a strategic relationship between the two companies. Davis and Inotek were somewhat familiar with each other because of the similarity of their respective markets.

     On May 10, 2000, Lee Rudow, President of Davis, called Mr. Stone to discuss his inquiry. Messrs. Rudow and Stone discussed the instrumentation business in general and Inotek in particular. The parties decided that a meeting should take place in Dallas, Texas to allow Davis' senior management to learn more about us, visit our headquarters and determine if some type of strategic arrangement between the two companies would make sense from Davis' perspective.

     On June 1, 2000, Messrs. Rudow and James R. Bolduc, Vice President of JPB Enterprises, Inc., a privately held investment holding company that acquired Davis in December 1999 ("JPBE"), met with Mr. Stone and Neal Young, the Chairman of our Board, in Dallas. Messrs. Stone and Young presented an overview of Inotek including a review of its budget for fiscal year 2001 and other internal financial materials. In general, the meeting served as an introduction to Inotek for Davis and initiated an internal effort by Davis to determine if a strategic arrangement made sense. Based upon the results of this meeting, both parties determined to continue to explore a possible combination, albeit slowly because of the fact that Davis had recently been acquired by JPBE.

     During the month of June, Davis, with its financial and legal advisors, explored a number of strategic alternatives. These alternatives included a purchase of Inotek, a merger with Inotek as the surviving public company, a joint venture or an equity investment in Inotek by Davis. Ultimately, Davis determined that it would only be interested in proceeding with an acquisition of at least a controlling interest in Inotek, but any transaction should be deferred, as Davis had been recently purchased by JPBE, had significant debt on its balance sheet and should improve its internal operating cash flow before actively pursuing an acquisition.

     From July through October, 2000, Messrs. Rudow and Stone spoke by phone at frequent intervals, and we continued to provide Davis with financial and operational information, as Davis continued to weigh the merits of an acquisition of Inotek.

     By early November, Davis decided that its cash flow had improved to the point that an acquisition of Inotek on reasonable terms was financially feasible and could probably be completed with partial external financing, and Davis informed us of that decision. This led to a meeting on November 29, 2000, when Messrs. Stone and Young and Mr. David White, our largest stockholder, traveled to Columbia, Maryland for a meeting with Messrs. Rudow, J. Bolduc and J.P. Bolduc, Chairman of the Board of Directors of both Davis and JPBE. The discussion focused on the potential benefits of Davis' acquisition of Inotek and the value of Inotek. The result of this meeting was that both parties agreed that an acquisition of Inotek by Davis should be pursued, and a valuation range of $0.65 -- $0.70 per share was established. At the end of this meeting, both parties agreed to take some time to consider alternative ideas for a transaction structure that would meet the financial goals of each party.

     In early December, JPBE contacted attorneys for representation in anticipation of beginning formal negotiations in early January. During the middle of December and continuing until the beginning of January, Messrs. J.P. Bolduc and Young had several telephone conversations in which they expressed their views regarding the value of Inotek in an acquisition by Davis, with Mr. Bolduc generally willing to offer $0.65 per share and Mr. Young asserting that Inotek should be worth $0.70 or more.

     On January 9, 2001, Messrs. Young, Stone, Rudow, J. Bolduc, and J.P. Bolduc participated in a conference call. Davis' representatives took the position that, due to a deterioration in Inotek's business, the decline in overall stock market valuations, and Davis' ongoing analysis of costs associated with an acquisition of Inotek, it would not agree to a merger price greater than $0.65 per share, and the parties ultimately agreed to that price, subject to Davis' due diligence examination of Inotek and the receipt by Davis of a financing commitment.

     Davis instructed its legal counsel to prepare appropriate documentation, and on January 17, 2001, we received forms of a binding letter agreement and irrevocable proxies of Messrs. Young, White and Stone. These documents were reviewed by our Board of Directors at a board meeting held on January 22, 2001, and some modifications to the agreements were made. Final versions of the binding letter agreement and proxies were prepared, authorized by the Board of Directors of Davis and Inotek, and executed on January 22, 2001. Shortly thereafter, Davis commenced a due diligence examination of our business, operations and financial records, which was completed in March 2001.

     During the course of its examination, Davis identified two issues that, in the view of Davis' management, required special treatment. First, Davis learned of the existence of a lawsuit involving one of our third party contractors, to which we are not a party, which in Davis' view presented the risk of future liability or loss to Inotek. Second, Davis concluded that, since the transaction would be occurring approximately one year after the most recent audit of our financial statements, Davis desired a mechanism to protect it against unanticipated problems that might result from Davis' reliance on unaudited financial information in its evaluation of Inotek. Mr. J.P. Bolduc called these matters to the attention of Mr. Young and proposed that a portion of the merger consideration be held back and placed in escrow for a period of time following the closing of the merger to be used, if necessary, to indemnify Davis if any losses were to arise from these two matters. Mr. Young expressed doubt that there was any likelihood of loss but agreed to this proposal in principle. Because it would be burdensome and potentially expensive to provide for an escrow of the consideration otherwise payable to our public stockholders, and because Messrs. Young, White and Stone were to receive a substantial portion of the aggregate merger consideration due to their relative stock ownership, Messrs. J.P. Bolduc and Young agreed that only a percentage of the consideration payable to the three "Principal Stockholders," as Messrs. Young, White and Stone are identified in the indemnification and escrow agreement, would be subject to the escrow arrangement.

     Davis prepared a draft acquisition agreement which was first distributed to us on April 3, 2001. A draft of the indemnification and escrow agreement with the three principal stockholders was distributed to us on April 23, 2001. Inotek made numerous suggestions with respect to both agreements, and subsequent drafts of the agreements were distributed and reviewed over the next several weeks. In seeking to resolve final issues that led to completion of the agreements, particular attention was given to our insistence that Davis' obligation not be subject to a financing contingency, which Davis had included in its proposed agreement, and to the scope of the matters for which Davis could recover funds pursuant to the indemnification and escrow agreement with the principal stockholders and to the extent of certain representations and warranties in the merger agreement.

     After a series of discussions among the two companies, primarily involving Messrs. J.P. Bolduc and Young, but at times also including Messrs. Stone, Rudow and J. Bolduc, final agreements were distributed on May 14, 2001 and signed by both Davis and Inotek on May 15, 2001.

INOTEK'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF INOTEK

     The Board of Directors of Inotek unanimously determined that the merger is fair to and in the best interests of Inotek's stockholders. The Board of Directors of Inotek has unanimously approved and adopted the merger and the merger agreement.

     In the course of determining that the merger is fair to and in the best interests of Inotek's stockholders, the Board of Directors of Inotek consulted with Inotek's management, as well as its financial and legal advisors, and considered a number of factors in making its determination, including:

     - that David White is our largest stockholder and that it would be difficult or impossible to pursue a transaction involving a sale or any other strategic transaction requiring stockholder approval without Mr. White's support and that Mr. White determined it was advantageous to enter into the merger with Davis;

     - that our management believed it was the appropriate time for a sale of Inotek to occur because our ability to participate in the industry may be limited due to our existing capitalization;

     - the broad scope and the results of the search conducted by our management and Board;

     - the historical and current market price for our common stock;

     - the opinion of our financial advisor that the cash consideration to be received by our stockholders in the merger is fair to our stockholders from a financial point of view;

     - the fact that the merger agreement did not include a financing condition and that, based upon information provided by Davis, Davis will be able to provide the consideration to be paid to our stockholders; and

     - the conclusion that the terms and conditions of the merger agreement were reasonable and necessary to accomplish the merger.

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board of Directors of Inotek did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in connection with its determination. The Board of Directors of Inotek relied on the experience and expertise of Sanders Morris Harris, its financial advisor, for quantitative analysis of the financial terms of the merger, as described under "Opinion of

Sanders Morris Harris." In addition, the Board of Directors of Inotek did not undertake to make any specific determination as to whether any particular factor was essential to its ultimate determination, but rather the board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of Inotek's management and legal and financial advisors. In considering the factors described above, individual members of the Board of Directors of Inotek may have given different weight to different factors or reached different conclusions as to whether a specific factor weighed in favor of or against approving the merger.

OPINION OF FINANCIAL ADVISOR

     On February 20, 2001, Inotek retained Sanders Morris Harris to act as its financial advisor with respect to a possible business combination involving Inotek. As part of the engagement, the Board of Directors of Inotek requested that Sanders Morris Harris consider whether the cash consideration to be received by Inotek stockholders pursuant to the merger was fair from a financial point of view to such stockholders. There were no limitations placed on the scope of Sanders Morris Harris' review except that Sanders Morris Harris was not authorized to solicit third-party indications of interest. The Board of Directors of Inotek retained Sanders Morris Harris to act as its financial advisor in connection with the merger because Sanders Morris Harris is a leading investment banking and financial advisory firm with experience in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and evaluations for corporate purposes.

     Sanders Morris Harris rendered its oral opinion to Mr. Neal Young, Chairman of our Board, who discussed it with the other members of the Board. Sanders Morris Harris subsequently confirmed its opinion in writing on April 4, 2001, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of their review, as set forth in their opinion, the cash consideration to be received by Inotek's stockholders pursuant to the merger is fair from a financial point of view to such holders.

     The full text of Sanders Morris Harris' opinion, which sets forth material information relating to Sanders Morris Harris' opinion that the cash consideration to be received by Inotek's stockholders pursuant to the merger was fair from a financial point of view to such stockholders, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Sanders Morris Harris, is attached as Appendix C to this information statement and is incorporated herein by reference. This description of Sanders Morris Harris' opinion should be reviewed together with the full text of the opinion, and you are urged to read the opinion and consider it carefully. The following summary of Sanders Morris Harris' opinion is qualified in its entirety by reference to the full text of the opinion. Sanders Morris Harris has consented to the inclusion of its opinion in its entirety in this information statement.

     Sanders Morris Harris' opinion is addressed to the Board of Directors of Inotek and evaluated only the fairness, from a financial point of view, of the cash consideration to be received by Inotek's stockholders pursuant to the merger to such stockholders. The terms of the merger, including the merger consideration, were determined through negotiations between Inotek and Davis, and were not determined by Sanders Morris Harris. Sanders Morris Harris' opinion does not address the merits of the underlying decision to engage in the merger.

     In arriving at its opinion, Sanders Morris Harris, among other things:

     - reviewed certain publicly available business and financial information relating to Inotek that Sanders Morris Harris deemed to be relevant;

     - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Inotek;

     - conducted discussions with members of senior management of Inotek concerning the matters described in the two clauses above;

     - reviewed the market prices and evaluation multiples for the Inotek shares and compared them with those of certain publicly traded companies that Sanders Morris Harris deemed to be relevant;

     - reviewed the results of operations of Inotek and compared them with those of certain publicly traded companies that Sanders Morris Harris deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Sanders Morris Harris deemed to be relevant;

     - participated in certain limited discussions among representatives of Inotek, Davis and their respective legal and financial advisors;

     - reviewed a draft of the merger agreement; and

     - reviewed such other financial studies and analysis and took into account such other matters Sanders Morris Harris deemed necessary, including Sanders Morris Harris' assessment of general economic market and monetary conditions.

     In preparing its opinion, Sanders Morris Harris has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available, discussed with, or reviewed by or for Sanders Morris Harris, or publicly available, and Sanders Morris Harris has not assumed any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Inotek or been furnished with any such evaluation or appraisal. In addition, Sanders Morris Harris has not assumed any obligation to conduct, nor has Sanders Morris Harris conducted, any physical inspection of the properties or facilities of Inotek. With respect to the financial forecast information furnished to or discussed with Sanders Morris Harris by Inotek, Sanders Morris Harris has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Inotek's management as to the expected future financial performance of Inotek. Sanders Morris Harris has assumed that the final form of the merger agreement is substantially similar to the last draft reviewed by them. Sanders Morris Harris subsequently confirmed that the differences between the executed agreements and the drafts reviewed by them at the time it rendered its opinion would not have changed its opinion.

     Sanders Morris Harris' opinion was necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Sanders Morris Harris as of April 4, 2001, the date of the opinion.

     In accordance with customary investment banking practice, Sanders Morris Harris employed generally accepted evaluation methods in reaching its opinion. The following is a summary of the material financial and comparative analyses utilized by Sanders Morris Harris in arriving at its opinion.

     Estimated fair market value analysis: Sanders Morris Harris estimated a reasonable range for the current fair market value of each share of Inotek common stock "given up" (including the potential value of 100% of the shares). The mid-point of Sanders Morris Harris' estimated value per share of 100% of Inotek's common stock "given up" was approximately $0.60, as compared to the "cash value received" per share to be received from Davis of $0.65.

     Premium analysis: Sanders Morris Harris reviewed the stock price and trading volume for Inotek common stock over the 60 days preceding April 4, 2001 and determined that Inotek common stock had traded between $0.57 and $0.63 on limited trading volume. Based on this price range, the proposed cash offer of $0.65 per share represents a range of premiums of 3-14%, with an average of approximately 8%. Sanders Morris Harris noted that this range is lower than the 20-40% average range for publicly announced premiums in 1999, as reported by Mergerstat Review. In considering the small takeover premium, Sanders Morris Harris noted the following:

     - If individual investors were to liquidate their investments, not only would it be somewhat difficult due to the limited trading volume of Inotek common stock, but also the selling would most likely put downward pressure on the price. As a result, these investors might receive a value less than the current stock price and, perhaps, much lower than the cash value offered by Davis.

     - Premiums do not necessarily have to be in a 20-60% range for a transaction to be fair to a company's stockholders. The critical factor is whether another buyer would be willing to pay a higher premium.

     - Inotek's stockholders are receiving a certain, fixed value in cash instead of an uncertain value in stock of another company.

     In considering whether another buyer would be willing to pay a higher premium, Sanders Morris Harris noted that the management of Inotek had made efforts since July 1999 to solicit interest from other potential buyers with no success. In addition, Sanders Morris Harris noted that management of Inotek and the controlling stockholders have an excellent understanding of both the future operating results of Inotek and the fair market value of Inotek's assets and liabilities. Relying on this fact, Sanders Morris Harris concluded that Davis' offer was the best alternative likely to be available in the foreseeable future after analyzing all other reasonable possibilities.

     Market price and trading volume analysis: Inotek's shares are publicly traded on the OTC Bulletin Board under the symbol "INTK.OB" and have traded at approximately $0.53-$0.72 per share recently. The average closing price for Inotek shares in the past 30, 60, 90 and 120 days, as of March 1, 2001, had generally been between $0.57 and $0.65. The highest trading price in the preceding 120 days was $0.90 on November 14, 2000, and the lowest trading price in the preceding 120 days was $0.47 on January 10, 2001. The average daily trading volume of Inotek shares was less than 2,500 shares. After reviewing the recent stock price history and volume, as well as past and current financial information, Sanders Morris Harris concluded that the current fair market value per share for small minority holdings of Inotek is approximately $0.50-$0.70. This analysis does not take into account the premium value associated with holding 100% of the outstanding shares of Inotek.

     Liquidation analysis: Inotek's largest tangible assets consist of trade receivables, inventories and property and equipment with book values of $2.3 million, $1.2 million and $801,553, respectively. Sanders Morris Harris calculated the approximate value of Inotek to be $2.9 million after a hypothetical liquidation of the assets and payment of all liabilities. Discounts of 10%, 20% and 30% were applied to receivables, inventory and fixed assets, respectively. In addition, since Inotek has no identifiable intangible assets, goodwill was not considered. The discounts reflect the best estimate of the actual market values Inotek would receive in the case of an actual liquidation. Based on 4,959,288 fully diluted common shares outstanding as of March 28, 2001, Inotek's liquidation value was $0.51 per share. The merger consideration would, therefore, be a 28.7% premium over liquidation value per share.

     Guideline publicly-traded company method: Sanders Morris Harris did not consider ratios of comparable public companies to be important to the overall analysis for valuing the common stock of Inotek because Inotek had negative EBITDA and EBIT for the trailing 12 months ended November 30, 2000, and therefore, applying multiples to these negative numbers would not be meaningful. However, based on publicly available information, Sanders Morris Harris calculated multiples of certain financial criteria, based on March 29, 2001 market prices, for the following comparable companies:

     - Transmation

     - Hathaway Corporation

     - IFR Systems

     - CE Franklin

     - Hughes Supply

     The three key valuation multiples used for this analysis were (i) enterprise value (i.e., market value of equity plus total debt less cash) to revenues; (ii) price to book value; and (iii) price to tangible book value. In addition to individual company multiples, mean (average), adjusted mean (average excluding highest and lowest multiples) and median of each ratio. The following chart sets forth these multiples:

                                                           COMPARABLE COMPANIES   RATIO FOR
                                                              ADJUSTED MEAN       INOTEK(1)
                                                           --------------------   ---------
Enterprise Value/Revenues................................          0.4x             0.1x
Price/Book Value.........................................          1.0x             0.6x
Price/Tangible Book Value................................          1.3x             0.9x

---------------

(1) Based on a value of $0.65 per share.

     The following valuations would result from the application of the comparable company adjusted mean multiples:

     - $8.1 million (Inotek's trailing 12-month revenue of $19.1 million times comparable companies' enterprise value/revenue multiple of 0.4x, plus the balance sheet cash balance of $485,000), which gives a value of $1.63 per share.

     - $5.5 million (Inotek's 11/30/00 book value of $5.5 million times comparable companies' price/book value multiple of 1.0x), which gives a value of $1.11 per share.

     - $4.7 million (Inotek's 11/30/00 tangible book value of $3.6 million times comparable companies' price/tangible book value multiple of 1.3x), which gives a value of $0.95 per share.

     Sanders Morris Harris noted that each of Inotek's multiples were lower than those of the comparable companies, and the $3.2 million valuation of Inotek by Davis ($0.65 per share times 4,959,288 shares) is lower than the valuations computed based on the comparable companies' multiples. However, Sanders Morris Harris considered this analysis less meaningful based on the following factors:

     - The comparable companies are not identical to Inotek. For example, some of the comparable companies manufacture the products they distribute. Therefore, comparisons can be distorted.

     - The multiples compared do not consider profitability. Valuing a company based on revenues generated while ignoring profit margins or using book value or tangible book value without considering the return on equity makes the multiples less meaningful.

     As a result, although Sanders Morris Harris did consider the results of this analysis, it was not given much weight.

     The summary set forth above summarizes the material analyses performed by Sanders Morris Harris. Sanders Morris Harris, however, believes that the preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description; therefore, Sanders Morris Harris strongly believes that this description of the opinion should be reviewed together with full text of the opinion. In arriving at its opinion, Sanders Morris Harris considered the results of all its analyses. The analyses performed by Sanders Morris Harris are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Sanders Morris Harris' analyses. The analyses do not purport to be appraisals or to reflect the prices at which Inotek might actually be sold or the prices at which Inotek common stock may trade at any time in the future. The analyses were prepared solely for the purposes of Sanders Morris Harris providing its opinion to the Board of Directors of Inotek as to the fairness, from a financial point of view, of the cash consideration to be received pursuant to the merger by Inotek's stockholders to such stockholders. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of the parties or their respective advisors, none of Sanders Morris Harris, Inotek, Davis or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary is qualified by reference to the written opinion dated as of April 4, 2001, of Sanders Morris Harris, which is attached as Appendix C to this information statement.

     Fee arrangement: Under the terms of the engagement letter dated February 20, 2001, Inotek will pay Sanders Morris Harris a total fee of $60,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with providing its services and rendering its opinion. Inotek has also agreed to indemnify Sanders Morris Harris, its affiliates and each of their respective directors, officers, agents, employees and controlling persons against liabilities, including liabilities under U.S. federal securities laws, related to or arising out of the merger or the engagement of Sanders Morris Harris, other than any such liabilities resulting from Sanders Morris Harris' bad faith or gross negligence.

                              THE MERGER AGREEMENT

     The following describes the material terms of the merger agreement and indemnification and escrow agreement. The full text of these agreements are attached to this information statement as Appendix A and B, respectively, and are incorporated in this information statement by reference. We encourage you to carefully read the entire agreements, as they are the legal documents governing the terms of the merger.

COMPLETION OF THE MERGER

     As soon as practicable after all of the conditions set forth in the merger agreement have been satisfied or waived, the parties will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will be completed at the time the certificate is filed or, if later, at the time specified in the certificate.

MERGER CONSIDERATION

     The merger agreement provides that each share of Inotek common stock outstanding immediately prior to the completion of the merger, other than treasury shares and shares as to which appraisal rights have been properly exercised, will, at the completion of the merger, be converted into the right to receive $0.65 per share in cash, without interest.

SURRENDER AND EXCHANGE OF SHARE CERTIFICATES

     Promptly after the time the merger becomes effective, Davis will deliver the applicable merger consideration to our shareholders in exchange for surrendered Inotek stock certificates.

     Promptly after the merger, Davis will cause an exchange agent to send persons who held our common stock immediately before the merger became effective a letter of transmittal containing instructions for use in effecting the exchange of their Inotek stock certificates for the merger consideration payable to them. If you held shares of our stock immediately before the effective time of the merger, upon surrender to Davis of an outstanding certificate or certificates which represented our shares and acceptance of such certificate by Davis, Davis will deliver to you the merger consideration owed to you pursuant to the merger agreement. No interest will be paid or accrue on any cash payable to you.

     If you do not have your share certificate, you may make an affidavit of that fact. In addition, we may require that you post a bond in a reasonable amount determined by us with respect to the missing share certificate. Upon receipt of the affidavit and any required bond, Davis will issue the merger consideration payable to you.

STOCK OPTIONS

     At the effective time, each outstanding option to purchase our common stock which was not exercised prior to the merger will be canceled.

REPRESENTATIONS AND WARRANTIES

     We made customary representations and warranties in the merger agreement relating to various aspects of our business and financial statements and other matters, including, among other things:

     - our organization, capital stock and good standing;

     - our authority to enter into and the validity and effectiveness of the merger agreement and the absence of defaults under our certificate of incorporation, bylaws and agreements;

     - the lack of any subsidiaries;

     - our financial information;

     - the absence of recent material changes or events;

     - regulatory enforcement matters;

     - tax matters;

     - litigation matters;

     - our properties, contracts, employee benefit plans and other agreements;

     - our investment portfolio;

     - the documents and reports filed with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those documents and reports;

     - employee matters and the Employee Retirement Income Security Act of 1974;

     - title to our properties, licenses and insurance;

     - environmental matters;

     - compliance with laws and regulations;

     - brokers' fees;

     - the absence of undisclosed liabilities;

     - the documents and reports to be filed, including this information statement, with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those documents and reports;

     - our commitments and contracts;

     - material interests of our directors, officers and affiliates;

     - our conduct to date;

     - the execution and validity of the proxies delivered to Davis by Neal E. Young, David L. White and Dennis W. Stone;

     - our accounts receivable; and

     - our minute books.

     The merger agreement also contains representations and warranties of our controlling stockholders, Neal E. Young, David L. White and Dennis W. Stone, including, among other things:

     - their ownership of our common stock;

     - their authority to enter into the merger agreement;

     - the absence of breaches or violations of any agreement or applicable laws; and

     - the required consents of third parties.

     The merger agreement also contains customary representations and warranties of Davis relating to various aspects of their business, including, among other things:

     - their organization and good standing;

     - their authority to enter into and the validity and effectiveness of the merger agreement;

     - litigation matters;

     - the information supplied or to be supplied in connection with the documents and reports filed, and to be filed, with the Securities and Exchange Commission, including this information statement, and the accuracy and completeness of the information contained in those documents and reports; and

     - the availability of adequate resources to pay the merger consideration.

     The representations and warranties of each party will expire at the time the merger occurs except as set forth in the merger agreement.

AGREEMENTS OF INOTEK

     We have agreed, prior to the time the merger occurs, to operate our business in the ordinary course of business consistent with our past practices. In addition, the merger agreement places specific restrictions on our ability to:

     - declare or pay any dividend or other distribution with respect to our capital stock;

     - issue any capital stock or any securities convertible into or exchangeable for capital stock, except for specific issuances permitted in the merger agreement;

     - directly or indirectly redeem, purchase or otherwise acquire our capital stock;

     - split, combine, recapitalize or reclassify any class of capital stock or stock equivalent; and

     - amend our organizational documents or enter into an agreement to merger or consolidate with, or sell a significant portion of our assets to, any person or entity.

     We have agreed not to take the following actions without the prior written consent of Davis:

     - increase the compensation payable or to become payable by us to any of our officers or employees, other than in the ordinary course of business consistent with past practice, or grant any options or change any agreement, payment or arrangement with any such persons;

     - borrow or agree to borrow any amount of funds or increase the amount available under any credit facility except for expenses incurred in the ordinary course of business and expenses in connection with this agreement;

     - make or commit to make any loan or other extension of credit;

     - enter into any agreement, contract or commitment having a term in excess of three (3) months;

     - mortgage, pledge or subject to lien or other encumbrance of any of our properties;

     - cancel or accelerate any material indebtedness owed to us;

     - sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property;

     - commit or fail to do any act which will cause a breach of any agreement, contract or commitment which would have a material adverse effect on our business, financial condition or result of operations;

     - violate any law, statute, rule or government order which would have a material adverse effect on our business, financial condition or results of operations; and

     - purchase any real or personal property or make any other capital expenditure in excess of $5,000.

     Without the prior written consent of Davis, we have agreed not to engage in any transaction or take any action that would cause any of our representations and warranties with respect to the transaction to become untrue in any material respect. We also have agreed to notify Davis of any material matters or events directly involving us that may adversely affect our business, operations, properties, assets or conditions of Inotek.

     We have also agreed that, prior to the merger, we will not solicit or encourage, or hold discussions or negotiations with or provide information to any person or entity in connection with any proposal for the acquisition of all or a substantial portion of our business, assets or shares, and we will promptly advise Davis of our receipt of any such proposal or inquiry.

     Pursuant to the merger agreement, we will maintain cash and cash equivalent balances of at least $750,000, less certain extraordinary expenses incurred by Inotek in connection with the transaction. These extraordinary expenses include the following: costs charged by Sanders Morris Harris Inc. for its fairness opinion; legal, accounting and printing costs; and a severance payment to Dennis Stone, our President and Chief Executive Officer. We will also maintain inventory with a value of at least $1,200,000, and the value of our total accounts receivable will exceed the value of our total accounts payable by at least $1,000,000.

     The merger agreement requires us to use our commercially reasonable best efforts to obtain and deliver to Davis, at or before the closing of the merger, certificates of good standing from each jurisdiction in which we own or lease real property, have employees, sell products or services if we are required to be qualified to do business.

     Finally, we have made additional agreements that are customary for a transaction of this nature, including, among other things, the following:

     - to give prompt written notice to Davis of any breach of any representation or agreement in connection with the transaction and use our best efforts to prevent or promptly remedy any such situation;

     - to deliver to Davis written consents, executed by Messrs. Young, White and Stone, approving the transaction;

     - to perform all required conditions and obligations under the merger agreement;

     - to obtain the necessary third party consents for the consummation of the transaction; and

     - to deliver to Davis our monthly unaudited balance sheets and profit and loss statements.

AGREEMENTS OF DAVIS

     Davis has made certain agreements that are customary for a transaction of this nature, including among other things, the following:

     - to refrain from, without our prior written consent, engaging in any transaction or taking any action that would cause any of Davis' representations and warranties with respect to the transaction to become untrue in any material respect and to promptly notify us of any matter that is known to and directly involving Davis, if that matter or event is materially adverse to the ability of Davis to consummate the transaction;

     - to give prompt written notice to us of any breach of any representation or agreement in connection with the transaction and use its best efforts to prevent or promptly remedy the situation;

     - to perform all required conditions and obligations under the merger agreement;

     - to obtain the necessary third party consents for the consummation of the transaction; and

     - to comply with financing terms or commitments which it intends to use to pay any portion of the required consideration under the merger agreement.

CONDITIONS PRECEDENT TO THE MERGER

  Conditions to the Obligations of Davis

     Davis' obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - our representations and warranties contained in the merger agreement will be true and correct in all material respects;

     - Davis will have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing date;

     - no court or governmental authority will have enacted, issued, promulgated, enforced or entered any law, regulation or order, whether temporary, preliminary or permanent, which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

     - Davis shall have received all approvals and consents of applicable courts and/or governmental authorities required to consummate the merger;

     - Davis will have received all documents to be received from us, including all consents and an opinion, dated the closing date, from counsel to Davis relating to the merger; and

     - we shall have received a fairness opinion from Sanders Morris Harris, our financial advisor, to the effect that the merger consideration is fair to our stockholders, from a financial point of view.

  Conditions to our Obligations

     Our obligation to effect the merger is further subject to the satisfaction or waiver of the following conditions:

     - Davis' representations and warranties contained in the merger agreement will be true and correct in all material respects;

     - we will have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by us;

     - no court or governmental authority shall have enacted, issued, promulgated, enforced or entered any law, regulation or order, whether temporary, preliminary or permanent, which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

     - we shall have received all approvals and consents of applicable courts and/or governmental authorities required to consummate the merger, including the approval of our stockholders and all regulatory approvals;

     - we will have received all documents required to be received from Davis, including an opinion, dated the closing date, from our counsel relating to the merger; and

     - we shall have received a fairness opinion of Sanders Morris Harris, our financial advisor, to the effect that the merger is fair to our stockholders from a financial point of view.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time as follows:

     - by mutual written consent of Davis and us;

     - by either Davis or us, if the merger has not been consummated on or before September 12, 2001; or

     - by either Davis or us, if:

          (1) either party breaches any covenant or agreement in the merger agreement, which is not cured within fifteen (15) days after notice of such breach; and

          (2) the conditions to the obligation of either party are not satisfied or waived and any applicable cure period has lapsed.

EXPENSES

     Except as otherwise provided, each party will pay its own costs and expenses incurred in connection with the merger agreement, including reasonable legal and accounting fees, printing and filing costs and other similar expenditures associated with the transaction, which may not exceed an aggregate cost of $75,000 or such greater amount as may be agreed to by Davis.

INDEMNIFICATION AND ESCROW AGREEMENT

     Davis, Inotek and Neal E. Young, David L. White and Dennis W. Stone entered into an indemnification and escrow agreement at the time of signing the merger agreement. The purpose of this agreement is for Messrs. Young, White and Stone to indemnify Davis and its affiliates for all losses, liabilities, claims, damages, fines, penalties and expenses incurred after the completion of the merger arising from the following:

     - any breach by Messrs. Young, White or Stone relating to Inotek's accounting treatment of any transaction, asset or liability other than in accordance with generally accepted accounting principals which result in an adverse change to Inotek's financial condition;

     - litigation costs from any such breach;

     - costs and liabilities arising from certain ongoing litigation; and

     - costs incurred in connection with Inotek's conducting business in certain foreign jurisdictions. For the purpose of securing the obligations of Messrs. Young, White and Stone, Davis will deposit into an escrow account, out of the consideration that would otherwise be paid to them, the amount of $257,000. Upon the earlier of the approval of Davis or twelve months after the closing date of the merger and provided that no unsettled claims to the escrowed funds are outstanding, the remaining escrowed funds shall be distributed to Messrs. Young, White and Stone in the following percentages: Mr. Young -- 43.4%, Mr. White -- 53% and Mr. Stone -- 3.6%.

                 INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS;
                        POTENTIAL CONFLICTS OF INTEREST

     You should be aware that the executive officers and directors of Inotek have interests in the merger that are different from, or in addition to, their interest as stockholders of Inotek generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the merger.

     We have agreed to pay Dennis Stone, our Chief Executive Officer, $360,000, less $52,355, the approximate net gain Mr. Stone will receive from the exercise of his stock options, upon the sale or change in ownership of Inotek. Mr. Stone has agreed to waive all termination compensation previously promised to him and has agreed that all other offers of incentive compensation, including warrants or stock purchase agreements, are null and void. Accordingly, upon consummation of the merger, we will pay Mr. Stone approximately $307,645.

     In a separate letter agreement entered into contemporaneously with the merger agreement, Davis agreed that we would acquire a three year extension of our insurance policy covering potential liabilities of our directors and officers, provided that the cost of doing so does not exceed $50,000.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     This summary of the material United States federal income tax consequences to Inotek stockholders of the merger is based on the law as currently in effect. This summary does not discuss all of the tax consequences that may be relevant to an Inotek stockholder in light of its particular circumstances or to stockholders subject to special rules, such as financial institutions, broker-dealers, tax-exempt organizations, stockholders that hold their Inotek shares as part of a straddle or a hedging or conversion transaction and stockholders who acquired their Inotek shares through the exercise of an employees stock option or otherwise as compensation. Inotek stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger, including the effect of United States state and local tax laws or foreign tax laws.

     In general, the receipt in the merger by a stockholder of cash for Inotek shares will be a taxable transaction for United States federal income tax purposes. An Inotek stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder in the merger and the stockholder's tax basis in the Inotek shares surrendered in the merger. That gain or loss will be a capital gain or loss if the Inotek shares are held as a capital asset by the Inotek shareholder, and will be a long term capital gain or loss if the Inotek shares have been held for more than one year at the time of the merger.

     An Inotek stockholder may be subject to backup withholding at a rate of 31% unless, at the time it surrenders Inotek shares in the merger, it provides its taxpayer identification number and certifies that the number is correct, or unless an exemption is demonstrated to apply. Backup withholding is not an additional tax. An amount so withheld can be refunded or credited against the federal income tax liability of the stockholder, provided appropriate information is forwarded to the Internal Revenue Service.

                                APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, or DGCL, if you comply with the conditions established by Section 262, you will be entitled to dissent and elect to have the "fair value" of your shares, exclusive of any element of value arising from the accomplishment, or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash.

     The following is a summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by applicable Delaware case law and the full text of Section 262, a copy of which is provided as Appendix D to this information statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Inotek stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of stock held of record in the name of another person, such as a broker or nominee, you will be required to act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect your appraisal rights.

     Under Section 262, where a merger is accomplished by written consent pursuant to Section 228 of DGCL, the corporation, either before or within 10 days after the completion of the merger, must notify each stockholder entitled to appraisal rights of the approval of the merger and that appraisal rights are available and include in the notice a copy of Section 262. We will send you such a notice no more than 10 days after the completion of the merger. At that time, if you wish to exercise your appraisal rights or wish to preserve the right to do so, you should review carefully Section 262 and seek advice of legal counsel, since failure to comply fully with the procedures of Section 262 will result in the loss of appraisal rights.

     YOU ARE NOT PRESENTLY REQUIRED TO TAKE ACTION TO PERFECT YOUR APPRAISAL RIGHTS. THE NOTICE WE WILL SEND TO YOU NO MORE THAN 10 DAYS AFTER THE COMPLETION OF THE MERGER WILL DESCRIBE THE TIMING OF ANY ACTION YOU WILL BE REQUIRED TO TAKE TO PERFECT YOUR APPRAISAL RIGHTS.

     If you wish to exercise the right to dissent from the merger and demand appraisal under Section 262, you will be required to deliver to Inotek a written demand for appraisal of your shares of Inotek stock within 20 days after the date of mailing of the notice of completion of the merger, which demand will be sufficient if it reasonably informs Inotek of your identity and that you intend to demand appraisal of your shares.

     Only a holder of record of shares of Inotek stock issued and outstanding immediately prior to the completion of the merger will be entitled to assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's shares of Inotek stock.

     If your shares of Inotek stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written demand should be made in that capacity. If your shares of Inotek stock are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners.

     A record holder such as a broker who holds shares of Inotek stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Inotek stock held for one or more beneficial owners while not exercising those rights with respect to the shares of Inotek stock held for one or more other beneficial owners; in that case, the written demand should set forth the number of shares of Inotek stock as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Inotek stock held in the name of the record owner. If you hold your shares of Inotek stock in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with the person or entity holding the shares to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

     Within 120 days after the completion of the merger, but not thereafter, either Inotek or any holder of dissenting shares of Inotek stock who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the fair value of all shares of Inotek stock held by dissenting stockholders. Inotek is under no obligation to and has no present intent to file a petition for appraisal, and you should not assume that Inotek will file a petition or that Inotek will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection for your appraisal rights within the time periods and in the manner prescribed in Section 262.

     Within 120 days after the completion of the merger, any stockholder who has complied with the provisions of Section 262 will be entitled to receive from Inotek, upon written request, a statement setting forth the aggregate number of shares of Inotek stock for which demands for appraisal have been received by Inotek and the aggregate number of holders of the shares. Inotek must mail this statement to the stockholder within 10 days of receipt of a request or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

     Within 120 days after the effectiveness of the merger, any Inotek stockholder complying with Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Chancery Court demanding a determination of the value of the stock of all such holders. A stockholder timely filing a petition for appraisal with the Delaware Chancery Court must deliver a copy to Inotek, which will then be obligated within 20 days to provide the Delaware Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Inotek stock and with such stockholders agreements as to the value of their Inotek shares have not been reached with Inotek. After notice to the stockholders, the Delaware Chancery Court is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Chancery Court may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Chancery Court may dismiss the proceedings as to that stockholder.

     After determining the stockholders entitled to an appraisal, the Delaware Chancery Court will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a holder of dissenting shares of Inotek stock, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of Inotek stock entitled to appraisal.

     IF YOU CONSIDER SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION YOU WOULD RECEIVE UNDER THE MERGER AGREEMENT IF YOU DID NOT SEEK APPRAISAL OF YOUR SHARES.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger V. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court further stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered. "Section 262 provides that a fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to this demand for any purpose or to receive payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger).

     If any stockholder who demands appraisal of shares of Inotek stock under
Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of Inotek stock will be converted into the right to receive the merger consideration in cash in accordance with the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the completion of the merger. A stockholder may withdraw a demand for appraisal by delivering to Inotek a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 calendar days after the completion of the merger will require the written approval of Inotek. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware Chancery Court.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Inotek common stock held by each director of Inotek, by each of the five most highly compensated executive officers of Inotek as required by SEC rules and by all directors and executive officers of Inotek as a group. Except as noted, the persons named in the table below have sole voting and investment power over the shares. Information in the table is as of March 27, 2001.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
NAME AND ADDRESS OF                                                           PERCENT
BENEFICIAL OWNER                                               NUMBER         OF CLASS
-------------------                                           ---------       --------
David L. White..............................................  1,795,525         37.8%
  4205 Lakeside Drive
  Dallas, Texas 75219
Neal E. Young...............................................  1,495,915         31.5%
  11212 Indian Trail
  Dallas, Texas 75229
Dennis W. Stone.............................................    142,900(1)       3.0%
  5908 Lennox Hill
  Plano, Texas 75093
Wilson J. Prokosch..........................................      8,000(2)         *
  7700 Chevy Chase Drive, Suite 200
  Austin, Texas 78252
Jeff Johnson................................................        -0-           --
  2708 Park Run Drive
  Arlington, Texas 76016
All officers and directors as a group (5 total).............  3,442,340(1)(2)   72.4%

---------------

 *  Less than 1%

(1) Includes 141,500 shares of common stock issuable pursuant to options which are currently exercisable.

(2) Includes 5,000 shares of common stock issuable pursuant to options which are currently exercisable.

                      WHERE YOU CAN FIND MORE INFORMATION

     Inotek files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Inotek files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS
INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED JUNE   , 2001. YOU
SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            DAVIS INSTRUMENTS, LLC,
                     A MARYLAND LIMITED LIABILITY COMPANY,

                           INOTEK TECHNOLOGIES CORP.,
                            A DELAWARE CORPORATION,

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN

                                  MAY 15, 2001

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ARTICLE I -- TERMS OF THE MERGER & CLOSING; CONVERSION OF
  SHARES
  Section 1.01. The Merger..................................    A-1
  Section 1.02. Effects of the Merger.......................    A-1
  Section 1.03. Conversion of Shares........................    A-1
  Section 1.04. The Closing.................................    A-2
  Section 1.05. The Closing Date............................    A-2
  Section 1.06. Actions At Closing..........................    A-2
  Section 1.07. Exchange Procedures; Surrender of
     Certificates...........................................    A-2
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF INOTEK AND
  THE PRINCIPAL STOCKHOLDERS
  Section 2.01. Organization and Capital Stock; Standing and
     Authority..............................................    A-3
  Section 2.02. Authorization; No Defaults..................    A-3
  Section 2.03. Subsidiaries................................    A-3
  Section 2.04. Financial Information.......................    A-3
  Section 2.05. Absence of Changes..........................    A-4
  Section 2.06. Regulatory Enforcement Matters..............    A-4
  Section 2.07. Tax Matters.................................    A-4
  Section 2.08. Litigation..................................    A-4
  Section 2.09. Properties, Contracts, Employee Benefit
     Plans and Other Agreements.............................    A-4
  Section 2.10. Reports.....................................    A-5
  Section 2.11. Investment Portfolio........................    A-5
  Section 2.12. Employee Matters and ERISA..................    A-5
  Section 2.13. Title to Properties; Licenses; Insurance....    A-6
  Section 2.14. Environmental Matters.......................    A-6
  Section 2.15. Compliance with Laws and Regulations........    A-7
  Section 2.16. Brokerage...................................    A-7
  Section 2.17. No Undisclosed Liabilities..................    A-7
  Section 2.18. Statements True and Correct.................    A-7
  Section 2.19. Commitments and Contracts...................    A-7
  Section 2.20. Material Interest of Certain Persons........    A-8
  Section 2.21. Conduct to Date.............................    A-8
  Section 2.22. Irrevocable Proxies.........................    A-9
  Section 2.23. Accounts Receivable.........................    A-9
  Section 2.24. Minute Books................................    A-9
ARTICLE IIA -- ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
  THE PRINCIPAL STOCKHOLDERS
  Section 2A.1. Ownership of Inotek Common..................    A-9
  Section 2A.2. Authority...................................    A-9
  Section 2A.3. No Breach or Violation......................    A-9
  Section 2A.4. Consents....................................    A-9
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF DAVIS
  Section 3.01. Organization................................   A-10
  Section 3.02. Authorization...............................   A-10
  Section 3.03. Litigation..................................   A-10
  Section 3.04. Statements True and Correct.................   A-10
  Section 3.05. Availability of Resources...................   A-10
ARTICLE IV -- AGREEMENTS OF INOTEK
  Section 4.01. Business in Ordinary Course.................   A-10

                                                               PAGE
                                                               ----
  Section 4.02. Breaches....................................   A-12
  Section 4.03. Written Consents; Information Statement.....   A-12
  Section 4.04. Consummation of Agreement...................   A-12
  Section 4.05. Access to Information.......................   A-13
  Section 4.06. Consents of Third Parties...................   A-13
  Section 4.07. Subsequent Financial Statements.............   A-13
ARTICLE V -- AGREEMENTS OF DAVIS
  Section 5.01. Conduct of Business.........................   A-13
  Section 5.02. Breaches....................................   A-13
  Section 5.03. Consummation of Agreement...................   A-13
  Section 5.04. Consents of Third Parties...................   A-13
  Section 5.05. Obtaining of Financing......................   A-13
ARTICLE VI -- CONDITIONS PRECEDENT TO THE MERGER
  Section 6.01. Conditions to the Obligations of Davis......   A-14
  Section 6.02. Conditions to the Obligations of Inotek.....   A-14
ARTICLE VII -- TERMINATION
  Section 7.01. Mutual Agreement............................   A-15
  Section 7.02. Breach of Agreements........................   A-15
  Section 7.03. Failure of Conditions.......................   A-15
  Section 7.04. Unilateral Termination......................   A-15
  Section 7.05. Effect of Termination.......................   A-15
ARTICLE VIII -- GENERAL PROVISIONS
  Section 8.01. Confidential Information....................   A-15
  Section 8.02. Publicity...................................   A-16
  Section 8.03. Return of Documents.........................   A-16
  Section 8.04. Notices.....................................   A-16
  Section 8.05. Survival of Representations, Warranties and
     Agreements.............................................   A-16
  Section 8.06. Costs and Expenses..........................   A-17
  Section 8.07. Entire Agreement............................   A-17
  Section 8.08. Headings and Captions.......................   A-17
  Section 8.09. Waiver, Amendment or Modification...........   A-17
  Section 8.10. Rules of Construction.......................   A-17
  Section 8.11. Counterparts................................   A-17
  Section 8.12. Successors and Assigns......................   A-17
  Section 8.13. Governing Law...............................   A-17
  Signatures................................................   A-18

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of May 15, 2001, is by and among Davis Instruments, a Maryland limited liability company ("Davis"), INOTEK Technologies Corp., a Delaware corporation ("Inotek") and Neal E. Young, David
L. White and Dennis W. Stone (the "Principal Stockholders"). This Agreement and Plan of Merger is hereinafter referred to as the "Agreement."

     In consideration of the mutual representations, warranties, agreements and covenants contained herein, Davis, Inotek and the Principal Stockholders hereby agree as follows:

                                   ARTICLE I

               TERMS OF THE MERGER & CLOSING; EXCHANGE OF SHARES

     SECTION 1.01. The Merger. Davis will organize an interim subsidiary ("Newco") and, subject to the satisfaction or waiver of the conditions set forth in Article VI of this Agreement, Davis will cause Newco to merge with and into Inotek (the "Merger") pursuant to applicable corporate law ("Corporate Law"), in a merger in which Inotek will be the surviving corporation.

     SECTION 1.02. Effects of the Merger. (a) The Merger shall have all of the effects provided by Corporate Law and this Agreement, and the separate corporate existence of Newco shall cease on consummation of the Merger and be combined in Inotek.

     (b) The Certificate of Incorporation of Inotek from and after the Effective Time shall be amended as set forth on Exhibit A attached hereto.

     (c) The Bylaws of Inotek from and after the Effective Time shall be the same as the Bylaws of Newco immediately prior to the Effective Time, except for the corporate name which shall be "INOTEK Technologies Corp."

     (d) The directors and officers of Newco immediately prior to the Effective Time shall, without the necessity of any further corporate action, become the directors and officers of Inotek from and after the Effective Time.

     SECTION 1.03. Conversion of Shares. (a) At the Effective Time, subject to the terms of this Agreement and the Escrow Agreement (as defined in Section 1.06(b)(iii), each share of common stock, $0.01 par value, of Inotek ("Inotek Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.65 (the "Common Share Merger Price"); provided, however, that shares of Inotek Common held in the treasury of Inotek or by any direct or indirect subsidiary of Inotek immediately prior to the Effective Time shall be canceled.

     (b) The stock transfer books of Inotek shall be closed, and no share transfers will be permitted after the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the shares of Inotek Common shall cease to be outstanding and be canceled.

     (c) If holders of Inotek Common are entitled to require appraisal of their shares under applicable Corporate Law, shares held by a dissenting holder who has perfected the right to obtain an appraisal of his shares shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined pursuant to applicable Corporate Law; provided, however, that each share of Inotek Common outstanding immediately prior to the Effective Time and held by a dissenting holder who after the Effective Time shall withdraw his demand for appraisal or lose his right of appraisal shall thereafter have only such rights as are provided under applicable Corporate Law.

     (d) Any options to purchase shares of Inotek Common ("Inotek Options") which are not exercised prior to the Effective Time shall be canceled at the Effective Time.

     (e) At the Effective Time, the outstanding shares of common stock of Newco shall be converted into an equal number of shares of Inotek Common, so that immediately following the effective time of the Merger, the number of outstanding shares of Inotek Common shall be equal to the number of outstanding shares of common stock of Newco immediately prior to the Merger.

     SECTION 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the offices of legal counsel for Davis or at such other location as is mutually agreeable to the parties hereto at 10:00 a.m. local time on the Closing Date described in Section 1.05 of this Agreement.

     SECTION 1.05. The Closing Date. The Closing shall take place at a date and time designated by Davis not later than five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 6.01 and 6.02, or on such other date as Davis and Inotek may agree (the "Closing Date"). The Merger shall be effective at the time specified in Corporate Law (the "Effective Time").

     SECTION 1.06. Actions At Closing. (a) At the Closing, Inotek shall deliver to Davis:

          (i) certified copies of the Certificate of Incorporation and Bylaws of Inotek;

          (ii) a certificate signed by the Chairman of the Board of Directors and President of Inotek stating that (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section 6.01 have been satisfied or waived as provided therein;

          (iii) a certified copy of resolutions of the Board of Directors of Inotek and of the stockholders of Inotek, establishing the requisite approvals under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby;

          (iv) the complete minute book of Inotek and access to complete stock transfer records reflecting transfers of Inotek Common prior to the Effective Time; and

          (v) a certificate of Inotek's transfer agent, in form and substance reasonably satisfactory to Davis, reflecting the capitalization of Inotek as of the day preceding the Closing Date.

     (b) At the Closing, Davis shall deliver to Inotek:

          (i) a certificate signed by the President of Davis stating that (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section
     6.02 have been satisfied or waived as provided therein;

          (ii) a certified copy of resolutions of the Board of Directors of Davis and Newco and of the stockholder of Newco, establishing the requisite approvals under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby; and

          (iii) evidence reasonably satisfactory to Inotek that Davis has deposited into an escrow account the sum of $257,000.00 pursuant to the terms of an Escrow Agreement of even date herewith by and among Davis, Inotek and the Principal Stockholders (the "Escrow Agreement").

     SECTION 1.07. Exchange Procedures; Surrender of Certificates. As soon as reasonably practicable after the Effective Time, Davis shall mail to each record holder of shares of Inotek Common a letter of transmittal in form reasonably satisfactory to Inotek (which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon proper delivery of the certificates to Davis and shall be in such form and have such other provisions as Davis may reasonably specify) and instructions for use in effecting the surrender of certificates, and, after deducting the amount to be deposited in an escrow account pursuant to Section 1.06(b)(iii), Davis shall promptly pay the appropriate consideration to former holders of Inotek Common who make proper delivery of certificates or comply with Davis's reasonable instructions and requirements with respect to any certificate that has been lost or stolen.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                    OF INOTEK AND THE PRINCIPAL STOCKHOLDERS

     Inotek and the Principal Stockholders severally, but not jointly, represent and warrant to Davis as follows:

     SECTION 2.01. Organization and Capital Stock; Standing and Authority.

          (a) Inotek is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now conducted.

          (b) As of the date hereof, the authorized capital stock of Inotek consists solely of 10,000,000 shares of Inotek Common, of which 4,754,088 are outstanding and 100,000 are held as treasury stock. All of the outstanding shares of Inotek Common are duly and validly issued, fully paid and non-assessable. None of the outstanding shares of Inotek Common has been issued in violation of any preemptive rights.

          (c) Except as set forth in Section 2.01(b), and except as disclosed in
     Section 2.01(c) of that certain document delivered by Inotek to Davis, entitled the "Disclosure Schedule" and executed by Inotek and Davis concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), there are no shares of capital stock or other equity securities of Inotek issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of Inotek or contracts, commitments, understandings or arrangements by which it is or may be obligated to issue additional shares of capital stock.

     SECTION 2.02. Authorization; No Defaults. The Board of Directors of Inotek has by all requisite action approved this Agreement, the Merger and the Proxies (as defined in Section 2.22), and it has authorized the execution and delivery of this Agreement and the Proxies on behalf of Inotek by duly authorized officers and the performance of Inotek's obligations hereunder and thereunder. Nothing in the Certificate of Incorporation or Bylaws of Inotek or, except as disclosed in Section 2.02 of the Disclosure Schedule, any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Inotek is bound or subject would prohibit or inhibit it from consummating this Agreement and the Merger on the terms and conditions contained herein. Inotek has duly and validly executed and delivered this Agreement, which constitutes a legal, valid and binding obligation of Inotek, enforceable in accordance with its terms. Inotek is not in default under nor in violation of any provision of its Certificate of Incorporation or Bylaws, nor is it in default under or in violation of any promissory note, indenture or any evidence of indebtedness or security therefor, nor is it in default under or in violation of any material lease, contract or other material commitment or agreement.

     SECTION 2.03. Subsidiaries. Inotek has no direct or indirect subsidiaries, nor does it own any equity interest in any corporation or other entity.

     SECTION 2.04. Financial Information. The audited balance sheets of Inotek as of May 31, 2000 and related income statements and statements of changes in shareholders' equity and of cash flows for the three years ended May 31, 2000, together with the notes thereto, included in Inotek's Annual Report on Form 10-K for the year ended May 31, 2000 as currently on file with the Securities and Exchange Commission (the "SEC"); and the unaudited balance sheets of Inotek as of February 28, 2001 and related income statements and statements of changes in shareholders' equity and of cash flows for the nine months ended February 28, 2001, together with the notes thereto, included in Inotek's Quarterly Report on Form 10-Q for the three months ended February 28, 2001 as currently on file with the SEC (such financial statements and notes collectively referred to herein as the "Inotek Financial Statements"), have been prepared, except as described in
Note 1 to the February 28, 2001 financial statements, in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations, changes in shareholders' equity and cash flows of Inotek as of the dates and for the periods indicated. The internal financial statements of Inotek as of January 31, 2001, which were provided to Davis in connection with its due diligence examination of Inotek were prepared in accordance with applicable requirements, consistently applied, and in reasonable detail accurately reflect the transactions and disposition of the assets of Inotek for the periods covered by such statements.

     SECTION 2.05. Absence of Changes. Since May 31, 2000 there has not been any material adverse change in the financial condition, the results of operations or the business of Inotek, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Inotek Financial Statements not misleading.

     SECTION 2.06. Regulatory Enforcement Matters.  Except as disclosed in
Section 2.06 of the Disclosure Schedule, Inotek is not subject to, nor has it received any notice or advice that it may become subject to, any order, agreement, proceeding or other regulatory enforcement action with or by any federal, state or local governmental agency.

     SECTION 2.07. Tax Matters. (a) Except as disclosed in Section 2.15 of the Disclosure Schedule, Inotek has filed all federal, state, local and foreign income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Inotek Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not fail to provide for material tax liabilities.

     (b) Inotek has not (i) executed an extension or waiver that is currently in effect with respect to any statute of limitations on the assessment or collection of any tax; (ii) entered into any tax sharing or tax allocation agreement or been a part of a consolidated group filing a consolidated tax return; (iii) become liable for a tax of any other person or entity pursuant to Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign laws) as a transferee or successor or by contract or otherwise; or (iv) made any payment, become obligated to make any payment or been party to a contract or agreement that would obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (c) There has not been any ownership change of Inotek, as defined in
Section 382(g) of the Internal Revenue Code, that occurred during or after any taxable period in which Inotek incurred a net operating loss that carries over to any taxable period ending after 1999.

     (d) All material elections with respect to taxes affecting Inotek have been and will be timely made.

     SECTION 2.08. Litigation. Except as disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Inotek, threatened against Inotek or to which the property of Inotek is or would be subject.

     SECTION 2.09. Properties, Contracts, Employee Benefit Plans and Other Agreements. Section 2.09 of the Disclosure Schedule specifically identifies the following:

          (a) all loan and credit agreements, conditional sales contracts and security agreements relating to obligations or assets of Inotek;

          (b) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Inotek not referred to elsewhere in this Section 2.09 which:

             (i) involve payment by Inotek of more than $5,000;

             (ii) involve payments based on Inotek's profits;

             (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

             (iv) were not made in the ordinary course of business;

             (v) materially affect Inotek's business or financial condition; or

             (vi) require the consent or approval of any third party for the Merger to be consummated or impose any cost or penalty on Inotek as a result of the Merger.

          (c) all contracts, agreements, plans and arrangements by which any profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase, collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits is being paid, or plans or arrangements established or maintained, sponsored or undertaken by Inotek for the benefit of officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA (as defined below), any current financial or actuarial reports and any currently effective IRS private ruling or determination letters obtained by or for the benefit of Inotek;

          (d) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $25,000;

          (e) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Inotek on thirty (30) days written notice or less without any payment by reason of such termination; and

          (f) the name and annual compensation of each employee of Inotek as of March 31, 2001 and the name and a description of the annual compensation and all other benefits paid in the calendar year 2000 and payable as of March 31, 2001 to each director of Inotek.

     Copies of each document, plan or contract identified in Section 2.09 of the Disclosure Schedule are appended to the Disclosure Schedule and are hereby incorporated therein.

     SECTION 2.10. Reports. Inotek has filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the SEC and all other governmental authorities with jurisdiction over Inotek. Except as set forth in Section 2.10 of the Disclosure Schedule, as of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 2.11. Investment Portfolio. All United States Treasury securities and other investment securities held by Inotek, as reflected in the latest balance sheet of Inotek included in the Inotek Financial Statements and in its accounting books and records, are carried in accordance with generally accepted accounting principles.

     SECTION 2.12. Employee Matters and ERISA.  (a) Except as disclosed in
Section 2.12 (a) of the Disclosure Schedule, Inotek has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees, and there is no present effort nor existing proposal to attempt to unionize any group of employees of Inotek.

     (b)(i) Inotek has been and is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and Inotek is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Inotek pending or, to the knowledge of Inotek, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or threatened against or directly affecting Inotek; and (iv) Inotek has not experienced any work stoppage or other material labor difficulty during the past five years.

     (c) Except as disclosed in Sections 2.01(c) and 2.12(c) of the Disclosure Schedule, Inotek does not maintain, contribute to or participate in or have any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees (collectively, the "Employee Plans"). No present or former employee of Inotek has been charged with breaching nor has breached a fiduciary duty under any Employee Plan. Inotek does not participate in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as separately disclosed in Section 2.12(c) of the Disclosure Schedule, Inotek does not maintain, contribute to, or participate in any plan that provides health, major medical, disability, life insurance, severance, salary continuation or other benefits to one or more former employees or consultants.

     (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at February 28, 2001 had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as reflected in the Inotek Financial Statements, Inotek has no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Inotek would be liable, except as is reflected in the Inotek Financial Statements. Inotek has no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

     SECTION 2.13. Title to Properties; Licenses; Insurance. (a) Inotek does not own any interest in any real property;

     (b) all leasehold interests for real property and any material personal property used by Inotek in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms;

     (c) to the best of Inotek's knowledge, all real property occupied or used by Inotek complies in all material respects with all applicable zoning requirements and other laws and regulations relating thereto, and there are no condemnation proceedings pending or threatened with respect to any of such properties;

     (d) Inotek has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Inotek in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and

     (e) all material insurable properties owned or held by Inotek are adequately insured by financially sound and reputable insurers in such amounts and against fire, earthquake and other risks insured against by extended coverage and public liability insurance, in amounts and on terms customary with companies of similar size.

     SECTION 2.14. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Inotek has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensa-tion and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     To the best of Inotek's knowledge, neither the conduct nor operation of Inotek nor any condition of any property presently or previously owned, leased or operated in any capacity by Inotek violates or violated any Environmental Law, and no condition or event has occurred with respect to any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Inotek of any Environmental Law or obligate (or potentially obligate) Inotek to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property. Inotek has not received notice from any person or entity that Inotek, or the operation or condition of any property ever owned, leased or operated in any capacity by Inotek, are or were in violation of any Environmental Law, or that Inotek is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 2.15. Compliance with Laws and Regulations.  Except as disclosed in
Section 2.15 of the Disclosure Schedule, Inotek has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business, is qualified to conduct business in every jurisdiction in which such qualification is required and is in compliance in all material respects with all applicable laws, ordinances and regulations.

     SECTION 2.16. Brokerage. Except for fees payable by Inotek to Sanders Morris Harris Inc., there are no existing claims or agreements for brokerage commissions, investment banking fees, financial advisory fees, finders' fees or similar compensation payable by Inotek in connection with the transactions contemplated by this Agreement.

     SECTION 2.17. No Undisclosed Liabilities. Inotek does not have any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Inotek giving rise to any such liability), except (i) liabilities reflected in the Inotek Financial Statements,(ii) liabilities of the same type incurred in the ordinary course of business since February 28, 2001, and (iii) liabilities described in Section 4.01(f)(i)(A), (B) and (C) hereof.

     SECTION 2.18. Statements True and Correct. None of the information supplied or to be supplied by Inotek for inclusion in any document to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, in the case of the Information Statement (as defined in Section 4.03), when mailed to the stockholders of Inotek, will be false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements therein not misleading or omit to state any material fact required to be stated in order to correct any statement in any earlier communication. All documents that Inotek is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law and the rules and regulations thereunder.

     SECTION 2.19. Commitments and Contracts.  Except as disclosed in Sections
2.09 and 2.19 of the Disclosure Schedule (and with a true and correct copy of the document or other item referred to being attached as an exhibit to the Disclosure Schedule), Inotek is not a party or subject to any of the following (whether written or oral, express or implied):

          (i) any agreement, arrangement or commitment not made in the ordinary course of business;

          (ii) any agreement, indenture or other instrument not reflected in the Inotek Financial Statements relating to the borrowing of money by Inotek or the guarantee by Inotek of any obligation (except trade payables or instruments related to transactions entered into in the ordinary course of business, in each case properly reflected in the appropriate books and records of Inotek); or

          (iii) any contract containing covenants which limit Inotek's right or ability to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Inotek may carry on its business.

     SECTION 2.20. Material Interest of Certain Persons. (a) No officer or director of Inotek or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Inotek.

     (b) There are no outstanding loans from Inotek to any present officer, director, employee or any associate or related interest of any person referred to in subsection (a).

     SECTION 2.21. Conduct to Date. From and after May 31, 2000 through the date of this Agreement, except for entering into this Agreement and performing its obligations hereunder, and except as disclosed in Section 2.21 of the Disclosure Schedule, Inotek has not done the following:

          (i) failed to conduct its business in the ordinary and usual course consistent with past practices;

          (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities properly classified under generally accepted accounting principles applied on a consistent basis as long-term debt;

          (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;

          (iv) declared, set aside or paid any cash or stock dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock;

          (v) incurred any material obligation or liability (absolute or contingent), except as contemplated by Section 4.01(f)(i)(A), (B) and (C) hereof and normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice and as properly reflected in Inotek's books and records;

          (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in accordance with its terms in the ordinary course of business, except as contemplated by Section 4.01(f)(i)(A), (B) and (C) hereof;

          (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

          (viii) except as required by contract, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) except as contemplated by Section 4.01(f)(i)(C) hereof, entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans or (D) except as contemplated by Section 4.01(f)(i)(C) hereof, agreed to do any of the foregoing;

          (ix) suffered any material damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, taking of property by any governmental authority, flood, windstorm, embargo, riot, act of God, act of war or other casualty or event, whether or not covered by insurance;

          (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice;

          (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business; or

          (xii) made or guaranteed any loan to any of the Employee Plans.

     SECTION 2.22. Irrevocable Proxies. Inotek has delivered to Davis the valid and binding irrevocable proxies of Neal E. Young, David L. White and Dennis W. Stone (the "Proxies") in the form of Exhibit 2.22. To the best of Inotek's knowledge, the Proxies are legal, valid and binding obligations of the persons granting proxies therein, enforceable in accordance with their terms.

     SECTION 2.23. Accounts Receivable. (a) Inotek has made available to Davis a list of all accounts receivable of Inotek as of January 31, 2001 ("Accounts Receivable") reflecting a range of days elapsed since invoice.

     (b) All Accounts Receivable arose in the ordinary course of business and are collectible except to the extent of reserves therefor set forth in Inotek's accounting books and records. Except for a security interest held by Bank One, Texas, N. A. in connection with Inotek's credit facility in the amount of $500,000 (none of such amount being outstanding as of the date of this Agreement), no person has a lien on or security interest in any of such Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     SECTION 2.24. Minute Books. The minutes of Inotek made available to Davis are the only minutes of Inotek and contain a reasonably accurate summary of all meetings of the Board of Directors or committees thereof and of its stockholders for the periods covered by such minutes.

                                  ARTICLE IIA

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder, severally but not jointly, further represents and warrants to Davis as follows:

          2A.1 Ownership of Inotek Common. Such Principal Stockholder is the sole record and beneficial owner of the Inotek Common designated as being owned by such Principal Stockholder opposite such Principal Stockholder's name in Section 2A.1 of the Disclosure Schedule. Such Inotek Common constitutes all of the Inotek Common owned, beneficially or of record, by such Principal Stockholder, and such Principal Stockholder, except as set forth in Section 2.09 of the Disclosure Schedule, has no options, warrants or other rights to acquire Inotek Common.

          2A.2 Authority. Such Principal Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Stockholder, and constitutes the valid and binding obligation of such Principal Stockholder, enforceable in accordance with its terms.

          2A.3 No Breach or Violation. The execution and delivery by such Principal Stockholder of this Agreement do not, and, the consummation of the transactions contemplated hereby will not, breach or violate (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Principal Stockholder or any of his properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Principal Stockholder or his properties or assets.

          2A.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with such Principal Stockholder (so as not to trigger any conflict), is required by or with respect to such Principal Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of a Merger Certificate pursuant to the Corporate Law.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF DAVIS

     Davis represents and warrants to Inotek as follows:

     SECTION 3.01. Organization. Davis is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland.

     SECTION 3.02. Authorization. The Board of Directors of Davis has by all requisite action approved this Agreement and the Merger and authorized the execution hereof on its behalf by duly authorized officers and the performance of its obligations hereunder. Nothing in the Articles of Organization or Operating Agreement governing Davis or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in this Agreement) by or to which Davis is bound or subject prohibits or inhibits Davis from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Davis and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms.

     SECTION 3.03. Litigation. There is no litigation, claim or other proceeding pending or, to the best of the knowledge of Davis, threatened that would prohibit Davis from consummating the transactions contemplated by this Agreement.

     SECTION 3.04. Statements True and Correct. None of the written information supplied or to be supplied by Davis for inclusion in any document to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed and, in the case of the Information Statement (as defined in Section 4.03), when mailed to the stockholders of Inotek, be false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements therein not misleading or omit to state any material fact required to be stated in order to correct any statement in any earlier communication. All documents that Davis is responsible for filing with the SEC and any other regulatory authority in connection with the transactions contemplated hereby will comply with applicable laws, rules and regulations.

     SECTION 3.05. Availability of Resources. Davis has sufficient financial resources to perform its obligations pursuant to this Agreement, including, without limitation, the ability to pay the consideration contemplated by Section
1.03 hereof.

                                   ARTICLE IV

                              AGREEMENTS OF INOTEK

     SECTION 4.01. Business in Ordinary Course. Inotek agrees that, except as contemplated by this Agreement and as necessary to consummate the transactions contemplated hereby, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms:

          (a) Inotek shall continue to carry on its business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Inotek will not:

             (i) declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property; or

             (ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase common stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of Inotek Common pursuant to the valid exercise of Inotek Options identified in
        Section 2.01(c) of the Disclosure Schedule); or

             (iii) directly or indirectly redeem, purchase or otherwise acquire any Inotek Common or any other capital stock of Inotek; or

             (iv) effect a reclassification, recapitalization, split up, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

             (v) change its certificate of incorporation or bylaws, nor enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity;

          (b) Inotek will not, without the prior written consent of Davis:

             (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees;

             (ii) borrow or agree to borrow any amount of funds or increase the amount available under any credit facility, except pursuant to its existing $500,000.00 line of credit to pay (A) expenses incurred in the ordinary course of business and (B) expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and as necessary to perform its obligations in accordance with the terms hereof and to consummate the transactions contemplated hereby, or directly or indirectly guarantee or agree to guarantee any obligations of others;

             (iii) make or commit to make any loan or other extension of credit;

             (iv) enter into any agreement, contract or commitment having a term in excess of three (3) months;

             (v) place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

             (vi) cancel or accelerate any material indebtedness owing to Inotek or any claim which Inotek may possess, or waive any material rights of substantial value; (viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;

             (ix) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or results of operations of Inotek;

             (x) violate any law, statute, rule, governmental regulation or order, which violation will have a material adverse effect on the business, financial condition, or results of operations of Inotek; or

             (xi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $5,000;

          (c) Inotek shall not, without the prior written consent of Davis, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Inotek contained in Article II hereof, if such representations and warranties were given immediately following such transaction or action;

          (d) Inotek shall promptly notify Davis of the occurrence of any matter or event known to and directly involving Inotek that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Inotek;

          (e) Inotek shall not solicit or encourage, or hold discussions or negotiations with or provide information to any person or entity in connection with any proposal for the acquisition of all or a substantial portion of the business, assets, shares of Inotek Common or other securities or assets of Inotek. Inotek shall promptly advise Davis of its receipt of any such proposal or inquiry and the substance thereof;

          (f)(i) Inotek will maintain cash and cash equivalent balances of not less than $750,000.00, less the following extraordinary expenses actually incurred by Inotek in connection with the Merger: (A) fees and expenses charged by Sanders Morris Harris Inc. with respect to the fairness opinion referred to in Section 6.01(g), in the amounts set forth in Section 4.01(f) of the Disclosure Schedule; (B) reasonable nonrecurring legal and accounting fees, printing and filing costs and other similar expenditures associated with the transaction, not exceeding an aggregate cost of $75,000.00 or such greater amount as may be agreed to by Davis; and (C) a severance payment to be made by Inotek to Dennis Stone in accordance with the letter dated May 25, 2000 included in Section 2.09 of the Disclosure Schedule. In determining compliance with this provision, to the extent that holders of Inotek Options (other than Dennis Stone) exercise any of such options prior to the Closing on a "net" or "cashless" basis (i.e., upon exercise, the optionee delivers to Inotek in payment of the exercise price that number of shares of Inotek common that, when multiplied by the current market value of the Inotek Common, equal the aggregate exercise price), thereby reducing the aggregate cash payments required to be made by Davis in payment of the Common Share Merger Price, an amount equal to the number of Inotek Common shares received by Inotek upon such exercises of options multiplied by the Common Share Merger Price shall be added to Inotek's cash and cash equivalent balances; provided further, that a "net" or "cashless" exercise by Dennis Stone using the foregoing procedures shall not be given such effect in calculating Inotek's cash and cash equivalent balances; and

          (ii) Inotek will maintain inventory with a value equal to or exceeding $1,200,000.00, and the value of Inotek's total accounts receivable will exceed the value of its total accounts payable by $1,000,000.00 or more (the amounts of inventory, accounts receivable and accounts payable to be determined in accordance with generally accepted accounting principles, consistently applied); and

          (g) Inotek will use its commercially reasonable best efforts to obtain and deliver to Davis, at or prior to the Closing, certificates of good standing from each jurisdiction in which Inotek (i) owns or leases real property, has employees, sells products or renders services and (ii) is required to be qualified to do business.

     SECTION 4.02. Breaches. Inotek shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Davis and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03. Written Consents; Information Statement. Concurrently with the execution of this Agreement, Inotek has delivered to Davis a true copy of written consents executed by Neal E. Young, David L. White and Dennis W. Stone and delivered to Inotek approving the Merger and the other transactions contemplated by this Agreement. As soon as reasonably practicable and within applicable time limitations, Inotek shall (i) prepare and file with the SEC an Information Statement (the "Information Statement") with respect to the Merger and the other transactions contemplated by this Agreement, (ii) cause such Information Statement to be mailed to all Inotek stockholders and (iii) perform all other actions required by Section 14 of the Exchange Act, and the rules and regulations thereunder. Prior to filing the Information Statement with the SEC, Inotek shall provide a draft thereof to Davis and its counsel, allow Davis a reasonable period of time to review and comment on the contents of such draft, and consider in good faith any comments submitted by Davis.

     SECTION 4.04. Consummation of Agreement. Inotek shall perform and fulfill all conditions and obligations on its part to be performed or fulfilled pursuant to this Agreement and to effect the Merger in accordance with the terms and provisions hereof. Inotek shall furnish to Davis in a timely manner all information, data and documents reasonably requested by Davis and shall cooperate fully with Davis in seeking such approvals and in consummating the transactions contemplated by this Agreement.

     SECTION 4.05. Access to Information. Inotek shall permit Davis reasonable access, in a manner which will avoid undue disruption or interference with its normal operations, to Inotek's properties. Inotek shall disclose and make available to Davis all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Inotek including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which Davis may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Davis will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

     SECTION 4.06. Consents of Third Parties. Inotek shall use its commercially reasonable best efforts to obtain all consents of third parties necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     SECTION 4.07. Subsequent Financial Statements. As soon as available after the date hereof, Inotek shall deliver to Davis monthly unaudited balance sheets and profit and loss statements of Inotek prepared for its internal use and all other financial reports or statements submitted to regulatory authorities after the date hereof (collectively, the "Subsequent Financial Statements"). The Subsequent Financial Statements shall be prepared on a basis consistent with past accounting practices, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

                                   ARTICLE V

                              AGREEMENTS OF DAVIS

     SECTION 5.01. Conduct of Business. Davis shall not, without the prior written consent of Inotek, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Davis contained in Article III hereof, if such representations and warranties were given immediately following such transaction or action. Davis shall promptly notify Inotek of the occurrence of any matter or event known to and directly involving Davis that is materially adverse to the ability of Davis to consummate the transactions contemplated by this Agreement.

     SECTION 5.02. Breaches. Davis shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Inotek and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03. Consummation of Agreement. Davis shall use its best efforts to perform and fulfill all conditions and obligations on their parts to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

     SECTION 5.04. Consents of Third Parties. Davis shall use its commercially reasonable best efforts to obtain all consents of third parties necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     SECTION 5.05. Obtaining of Financing. Davis shall use its commercially reasonable best efforts to comply with the terms of any financing, or commitments therefor, which it intends to use to pay any portion of the required consideration in the Merger.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     6.01 Conditions to the Obligations of Davis. The obligations of Davis to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Davis) prior to or on the Closing Date of the following conditions:

          (a) the representations and warranties made by Inotek in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

          (b) Inotek shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date;

          (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal;

          (d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approvals of the stockholders of Inotek and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

          (e) On or prior to the Closing Date, Davis shall have received all documents required to be received from Inotek, including without limitation the consents referred to in Section 4.06, and a legal opinion of counsel to Inotek dated the Closing Date with respect to the matters listed on Exhibit 6.01(e) attached hereto, all in form and substance reasonably satisfactory to Davis; and

          (f) Inotek shall have received a fairness opinion of Sanders Morris Harris Inc., financial advisor to Inotek, to the effect that the transactions contemplated by this Agreement are fair to the stockholders of Inotek from a financial point of view.

     SECTION 6.02. Conditions to the Obligations of Inotek. The obligations of Inotek to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Inotek) prior to or on the Closing Date of the following conditions:

          (a) the representations and warranties made by Davis in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) Davis shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date;

          (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal;

          (d) all necessary approvals, consents and authorizations required by law for consummation of the Merger shall have been obtained, and all waiting periods required by law shall have expired;

          (e) on or prior to the Closing Date, Inotek shall have received all documents required to be received from Davis and a legal opinion of counsel to Davis dated the Closing Date with respect to the matters listed on
     Exhibit 6.02(e) attached hereto, all in form and substance reasonably satisfactory to Inotek; and

          (f) Inotek shall have received a fairness opinion of Sanders Morris Harris Inc., financial advisor to Inotek, to the effect that the transactions contemplated by this Agreement are fair to the stockholders of Inotek from a financial point of view

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the stockholders of Inotek shall have been previously obtained.

     SECTION 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations and warranties or agreements of Davis or Inotek, which breach is not cured within 15 days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the Merger by the stockholders of Inotek shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of the transactions contemplated by this Agreement by the stockholders of Inotek shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party.

     SECTION 7.04. Unilateral Termination. If the Closing Date shall not have occurred on or prior to the day which is 120 days after the date of this Agreement, then this Agreement may be terminated by any party by giving written notice to the other party.

     SECTION 7.05. Effect of Termination. Each party's right of termination under this Article VII is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If this Agreement is terminated pursuant to
Section 7.01, 7.02, 7.03 or Section 7.04, all further obligations of the parties under this Agreement will terminate, except that (i) the obligations in Sections 8.01, 8.03 and 8.06 will survive, and (ii) if this Agreement is terminated by a party pursuant to Section 7.02 or 7.03 because of a breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations hereunder has not been satisfied as a result of the other party's failure to comply with any of its obligations under this Agreement, any legal remedies to which the parties are entitled will survive such termination.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Merger, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Neither Davis nor Inotek will purchase or sell any security issued by the other party for so long as this Agreement remains in effect.

     SECTION 8.02. Publicity. Davis and Inotek shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. No party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transactions contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive disclosure.

     SECTION 8.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

     SECTION 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

          (a) if to Davis:

           Lee D. Rudow, President
           Davis Instruments, LLC
           4701 Mount Hope Drive
           Baltimore, Maryland 21215
           Facsimile: (410) 764-8237

          with a copy to:

           John S. Daniels
           Attorney at Law
           6440 North Central Expressway, Suite 503
           Dallas, Texas 75206
           Facsimile: (214) 368-9094

          (b) if to Inotek:

           INOTEK Technologies Corp.
           11212 Indian Trail
           Dallas, Texas 75229
           Attention: Neal E. Young
           Facsimile: (972) 210-1601

          with a copy to:

           Bruce A. Cheatham, Esq.
           Winstead Sechrest & Minick P.C.
           5400 Renaissance Tower
           1201 Elm Street
           Dallas, Texas 75270
           Facsimile: (214) 745-5867

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 8.05. Nonsurvival of Representations, Warranties and Agreements. The representations, warranties and agreements of Davis, Inotek and the Principal Stockholders contained herein shall terminate at the Effective Time, except as otherwise provided in the Escrow Agreement with respect to certain breaches of

Section 2.04 hereof. The obligations of Davis and the Principal Stockholders in the Escrow Agreement shall be contingent on the consummation of the Merger and shall become effective only upon such consummation.

     SECTION 8.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     SECTION 8.07. Entire Agreement. This Agreement, together with the Proxies, constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 8.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 8.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by a written instrument delivered to the other party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 8.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     SECTION 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 8.13. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            DAVIS INSTRUMENTS, LLC

                                            By:      /s/ LEE D. RUDOW
                                              ----------------------------------
                                                         Lee D. Rudow
                                                          President

                                            INOTEK TECHNOLOGIES CORP.

                                            By:      /s/ NEAL E. YOUNG
                                              ----------------------------------
                                                        Neal E. Young
                                                           Chairman

                                                    /s/ NEAL E. YOUNG
                                            ------------------------------------
                                                       Neal E. Young

                                                   /s/ DAVID L. WHITE
                                            ------------------------------------
                                                       David L. White

                                                   /s/ DENNIS W. STONE
                                            ------------------------------------
                                                      Dennis W. Stone

                                                                      APPENDIX B

                      INDEMNIFICATION AND ESCROW AGREEMENT

     This INDEMNIFICATION AND ESCROW AGREEMENT, dated as of May 15, 2001 (the "Escrow Agreement"), is by and among Davis Instruments, LLC, a Maryland limited liability company ("Davis"), INOTEK Technologies Corp., a Delaware corporation ("Inotek"), and Neal E. Young, David L. White and Dennis W. Stone (collectively, the "Indemnifying Persons"). This Escrow Agreement is entered into in connection with the merger contemplated by the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") among Davis, Inotek and the Indemnifying Persons. Capitalized terms used but not defined in this Escrow Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

     A. In accordance with the Merger Agreement, Davis will acquire Inotek pursuant to a merger of a subsidiary of Davis with and into Inotek, with Inotek as the surviving corporation.

     B. The Indemnifying Persons are holders of approximately 66% of the outstanding voting stock of Inotek. As a condition of Davis' determination to enter into and consummate the Merger Agreement, the Indemnifying Persons have agreed (i) to indemnify certain parties to the extent provided in Section 2 hereof, and (ii) to secure the performance by the Indemnifying Persons of such obligations by causing the Escrowed Amount (as defined in Section 1 hereof) to be held back from the consideration otherwise payable to the Indemnifying Persons at the Closing (in the amounts shown on Exhibit A attached hereto) and to be held and distributed in accordance with this Escrow Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein and other valuable consideration, including the benefits to be derived by Davis and the Indemnifying Persons as a result of the closing of the Merger, Davis, Inotek and the Indemnifying Persons hereby agree as follows:

          1. Definitions. The following terms shall have the following meanings:

          "Business Day" shall mean any day other than Saturday, Sunday, or any day which is a bank holiday in Texas.

          "Escrowed Amount" shall mean two hundred fifty seven thousand dollars ($257,000.00).

          2. Indemnification. Subject to the terms and conditions of this Escrow Agreement and the Merger Agreement, from and after the Closing Date, the Indemnifying Persons indemnify and hold harmless Davis and its officers, directors, employees, agents and subsidiaries (including Inotek) (collectively, the "Indemnified Persons"), and the Indemnifying Persons shall reimburse the Indemnified Persons out of the Escrow Fund (as hereinafter defined) for all losses, liabilities, claims, damages, fines, penalties and expenses incurred after the Closing by any of the Indemnified Persons and arising from (i) any breach by Inotek or the Indemnifying Persons of the representations set forth in Section 2.04 of the Merger Agreement, but only to the extent that such breach is caused by Inotek's accounting treatment of any transaction, asset or liability other than in accordance with generally accepted accounting principles applicable to such item and the correcting entries relating to such item in Inotek's accounting records and related financial statements result in an adverse change in the reported financial condition or results of operations of Inotek; (ii) costs arising after the Closing in litigation relating to one or more breaches described in clause (i) above; (iii) costs, expenses, liabilities or other charges (including but not limited to attorney's fees and expenses) arising after the Closing directly or indirectly from the facts involved in the case identified by Inotek in Section 2.08 of the Disclosure Schedule and incurred by Inotek after the Closing in connection with a legal proceeding in which Inotek is a party; or (iv) costs, expenses, fines and penalties, if any, incurred by Inotek after the Closing as a result of Inotek's conducting business in one or more jurisdictions prior to the Closing without having taken all actions necessary to be qualified to do so, without having paid all required fees, taxes, and other charges imposed by such jurisdiction, or without obtaining all necessary licenses, franchises, permits or other governmental authorizations legally required by such jurisdiction (collectively, "Covered Costs"); provided, however, that, except for any liability arising from a breach of this Escrow Agreement, in no event shall the Indemnifying Persons' aggregate liability hereunder exceed the amount of the Escrow Fund; provided further, that the maximum liability of each of the Indemnifying Persons hereunder shall be limited to such Indemnifying Person's pro rata portion of the Escrow Fund, as reflected on Exhibit A attached hereto; and provided further, that clause (iv) above shall not be applicable if, at or prior to the Closing, Inotek shall deliver to Davis a legal opinion, in form and substance reasonably satisfactory to Davis, to the effect that Inotek has, as of the Closing Date, the corporate power and authority to carry on its business in the jurisdictions in which it does business. Covered Costs shall include, without limitation, reasonable attorneys' fees and expenses, expenses of investigation and costs relating to claims against Davis, Inotek or any other Davis subsidiary or affiliate by any current or former officer, director or agent of any of such entities for indemnification or reimbursement or advancement of expenses, to the extent that such claims are described in clauses (i), (ii), (iii) or (iv) above.

          3. The Escrowed Amount; Investment. For the purpose of securing the obligation of the Indemnifying Persons set forth in Section 2 hereof, the Escrowed Amount shall be deposited by Davis into an escrow account (the "Escrow Account") pursuant to Section 1.06(b)(iii) of the Merger Agreement. The terms governing the Escrow Account shall be mutually acceptable to Neal
     E. Young and J. P. Bolduc (who shall act as the exclusive representatives of the Indemnifying Persons and Davis, respectively, with respect to the Escrow Account). Messrs. Young and Bolduc are referred to jointly herein as the "Escrow Representatives." No disbursement may be made from the Escrow Account except pursuant to the written authorization of both of the Escrow Representatives or in accordance with Section 5 of this Escrow Agreement.

          During the term of this Escrow Agreement, the Escrowed Amount and all earnings and proceeds thereof, less any payments required to be made pursuant to this Escrow Agreement (such net amount as of any date being the "Escrow Fund" as of such date) shall be held in the Escrow Account. During the term of this Escrow Agreement, no portion of the Escrow Fund shall be deemed to be the property of either Davis or the Indemnifying Persons. The Escrow Fund shall be invested and reinvested in any investments approved by both of the Escrow Representatives.

          4. Payment for Indemnification. (a) Should a Covered Cost be incurred by an Indemnified Person during the term of this Escrow Agreement, Davis shall deliver a notice to each of the Indemnifying Persons (a "Notice of Demand," with the date such Notice of Demand is delivered referred to herein as a "Notice Date"), executed by Davis. A Notice of Demand shall:

             (i) demand payment from the Escrow Fund, stating the amount thereof and the factual basis for the demand, in reasonable detail; and

             (ii) certify that Davis has delivered a copy of the Notice of Demand to each Indemnifying Person.

          (b) Except as otherwise provided in Section 5, the Escrow Representatives shall transfer the amount demanded (the "Escrow Payment") from the Escrow Fund to an account designated by Davis, on behalf of and in satisfaction of the rights of the Indemnified Persons, by 10:00 a.m. Central time on the date fifteen (15) Business Days after the applicable Notice Date (the "Payment Date").

          5. Objection. (a) If, after a Notice of Demand pursuant to Section 4 has been delivered to each of the Indemnifying Persons and prior to the applicable Payment Date, Neal E. Young (who is hereby empowered to act exclusively on behalf of the Indemnifying Persons with respect to this Escrow Agreement) shall deliver a notice to Davis conforming to the requirements of this Section 5 to the effect that the Indemnifying Persons object to payment of all or part of such Escrow Payment (an "Objection Notice,"), the Escrow Representatives shall cause to be paid to Davis out of the Escrow Account only the undisputed portion of such Escrow Payment on the Payment Date and shall not pay the disputed portion (the "Disputed Amount"), except as otherwise provided in this Section 5. Each Objection Notice shall be executed by Neal E. Young and shall state the amount of the demanded Escrow Payment which is disputed and the factual basis for such dispute, in reasonable detail.

          (b) If Davis has received an Objection Notice prior to the applicable Payment Date, the Disputed Amount shall not be paid out of the Escrow Account to Davis unless (i) the Escrow Representatives shall have both executed a certificate (a "Joint Instruction"), or (ii) an Arbitration Order (as defined below) shall have been entered determining that all or a portion of the Disputed Amount is a Covered Cost (each, a "Dispute Resolution Notice"). Upon execution by the Escrow Representatives of a Joint Instruction or the entry of an Arbitration Order, the Escrow Representatives shall promptly cause to be paid to Davis out of the Escrow Fund, on behalf of and in satisfaction of the rights of the Indemnified Persons, the lesser of (i) the Disputed Amount or, if applicable, that portion of the Disputed Amount determined to be a Covered Cost in such Dispute Resolution Notice, plus simple interest thereon from the Notice Date until the date of such payment at the variable rate of interest per annum published in the Wall Street Journal (identified therein as the "Prime Rate") and defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks," or any successor to such rate published by the Wall Street Journal, plus any fees, costs and expenses payable to Davis pursuant to Section 6 hereof, or (ii) the amount then remaining in the Escrow Fund.

          6. Arbitration. In the event an Objection Notice shall have been delivered to Davis prior to payment of an Escrow Payment and a Joint Instruction shall not have been executed within 15 Business Days after the date on which the Objection Notice shall have been delivered to Davis, then either (i) once the Disputed Amount exceeds $25,000.00, or, (ii) if the Disputed Amount does not exceed $25,000.00 prior to the first anniversary of the Effective Time, then on such anniversary or as soon thereafter as practicable, Davis and the Indemnifying Persons shall submit the subject dispute to arbitration in accordance with applicable rules and procedures of the American Arbitration Association then in effect. No such arbitration shall require Davis or the Indemnifying Persons to provide any deposit or indemnity bond. The arbitration shall be conducted in Dallas, Texas. Each party agrees to use its commercially reasonable best efforts to achieve a resolution of such proceedings as promptly as practicable.

          The prevailing party or parties in such a proceeding shall be entitled to recover from the opposing party or parties attorneys' fees, witness costs and expenses and other costs and expenses reasonably incurred by such party in connection with such proceeding. The parties agree that their agreement to arbitrate, any judgment rendered with respect to an arbitration award and the obligations of the Escrow Representatives set forth in this Escrow Agreement shall be specifically enforceable. Upon a final determination in an arbitration proceeding hereunder, the arbitration panel shall notify Davis and the Indemnifying Persons thereof (such notice being the "Arbitration Order"). Jurisdiction of such arbitration panel shall be exclusive as to disputes between Davis and any of the Indemnifying Persons with respect to the Escrow Fund, and an Arbitration Order shall be final and binding upon Davis and all of the Indemnifying Persons. Neither Davis nor any of the Indemnifying Persons shall have the right to appeal any determination by an arbitration panel or otherwise to submit a dispute or controversy regarding the Escrow Fund to a court of law or any other forum, except that each party shall have the right to institute a civil action for damages and/or equitable relief based solely upon a failure by any of the parties to comply with the terms of this Escrow Agreement.

          7. Final Release of Funds. The balance in the Escrow Fund, if any, shall be distributed in the percentages shown on Exhibit A to such accounts as Neal E. Young may designate in writing, upon the earlier to occur of the following:

             (i) the time at which Davis provides a written notice to Neal E. Young to the effect that, in the exercise of reasonable business judgment, Davis is satisfied that no further costs, charges or other expenses are likely to be asserted for which the Escrow Fund may be charged pursuant to this Escrow Agreement; or

             (ii) twelve months after the Effective Time; provided, however, that if at the expiration of such period a Notice of Demand has been made by Davis which remains unpaid and with respect to which a final resolution has not been made (an "Unsettled Amount"), then the Unsettled Amount shall be held in the Escrow Account until the Notice of Demand has been resolved. Any Unsettled Amount, together with any interest thereon as provided in Section 5(b) hereof, shall be released to the appropriate party as soon as practicable following a final resolution in accordance with this Escrow Agreement.

          8. Maintenance of Escrow Fund. The Escrow Representatives shall not permit the removal of any amount from the Escrow Account, except as permitted under this Escrow Agreement.

          9. Cost of Maintaining Escrow Account. Davis shall pay all account maintenance fees and other charges payable in connection with the establishment and maintenance of the Escrow Account.

          10. Termination. This Escrow Agreement shall terminate on the delivery of all of the assets in the Escrow Account to Davis and/or the Indemnifying Persons in accordance with the terms hereof.

          11. Waiver and Amendments. No provision of this Escrow Agreement shall be deemed waived, amended, or modified except by the written agreement of all of the parties hereto.

          12. Notices. Any notice or other communication in connection herewith shall be in writing and, addition to any other method of delivery utilized by the party giving the notice, such party shall transmit a copy thereof by facsimile to each of the other parties for whom a facsimile number is listed below. If a copy is so transmitted, it shall be deemed to have been delivered or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile or any other means, addressed (in any case) as follows:

             (a) if to Davis:

               Davis Instruments, LLC
               4701 Mount Hope Drive
               Baltimore, Maryland 21215
               Attention: Mr. Lee D. Rudow, President
               Facsimile: (410) 764-8237

             with a copy to:

               John S. Daniels
               Attorney at Law
               6440 North Central Expressway, Suite 503
               Dallas, Texas 75206
               Facsimile: (214) 368-9094

             (a) if to Inotek:

               INOTEK Technologies Corp.
               11212 Indian Trail
               Dallas, Texas 75229
               Attention: Neal E. Young
               Facsimile: (972) 210-1601

             with a copy to:

               Bruce A. Cheatham, Esq.
               Winstead, Sechrest & Minick P.C.
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75270
               Facsimile: (214) 745-5867

             (c) if to the Indemnifying Persons:

               Mr. Neal E. Young
               4 Brigade Ct.
               Dallas, Texas 75225
               Facsimile: (214) 210-1601

               Mr. David L. White
               4205 Lakeside Drive
               Dallas, Texas 75219
               Facsimile: (214) 521-4293

               Mr. Dennis W. Stone
               5908 Lennox Hill
               Plano, Texas 75093

     or to such other address as any party may from time to time designate by written notice to the others.

          13. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

          14. Severability. If any provision of this Escrow Agreement shall, for any reason, be adjudicated by any body of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Escrow Agreement but shall be confined in its operation to the provision of this Escrow Agreement directly involved in the controversy in which such judgment shall have been rendered.

          15. Counterparts. This Escrow Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

          16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except for the Indemnified Persons who are not parties to this Escrow Agreement, there shall be no third party beneficiaries hereof.

          IN WITNESS WHEREOF, this Escrow Agreement is duly executed by the undersigned as of the date first above written.

                                            DAVIS INSTRUMENTS, LLC

                                            By:  /s/ LEE D. RUDOW
                                              ----------------------------------
                                            Its:  President
                                              ----------------------------------

                                            INOTEK TECHNOLOGIES CORP.

                                            By:  /s/ NEAL E. YOUNG
                                              ----------------------------------
                                            Its:  Chairman
                                              ----------------------------------

                                                    /s/ NEAL E. YOUNG
                                            ------------------------------------
                                                       Neal E. Young

                                                   /s/ DAVID L. WHITE
                                            ------------------------------------
                                                       David L. White

                                                   /s/ DENNIS W. STONE
                                            ------------------------------------
                                                      Dennis W. Stone

                                                                       EXHIBIT A

INDEMNIFYING PERSON   AMOUNT CONTRIBUTED   PERCENTAGE OF ESCROW FUND
-------------------   ------------------   -------------------------
  Neal E. Young         $111,459                     43.4%
 David L. White         $136,265                     53.0%
 Dennis W. Stone         $9,276                       3.6%

                                                                      APPENDIX C

April 4, 2001

PERSONAL AND CONFIDENTIAL

Special Committee of the Board of Directors
INOTEK Technologies Corporation
11212 Indian Trail
Dallas, TX 75229

Attention: Mr. Neal E. Young
        Chairman of the Board

Gentlemen:

     You have advised Sanders Morris Harris, Inc. ("SMH") that Davis Instruments, LLC ("Davis") has proposed to acquire via a merger 100% of the outstanding common stock of INOTEK Technologies Corporation ("INOTEK") pursuant to a definitive agreement (the "Agreement"). Under the Agreement, Davis proposes to pay a price $0.65 per share in cash. The terms of the transaction are set forth in the January 22, 2001 Letter of Intent from Davis.

     You have requested that SMH act as financial advisor to the Board of Directors of INOTEK and issue an opinion ("Opinion") as to the fairness, from a financial point of view, to the public, non-control common shareholders of INOTEK of the terms of the proposed transaction.

     SMH, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     In arriving at our Opinion, we have, among other things:

          1. Reviewed a Letter of Intent from Davis dated January 22, 2001;

          2. Reviewed INOTEK audited financials and annual reports for the fiscal years ended May 31, 2000 and May 31, 1999;

          3. Reviewed INOTEK unaudited financial statements for the quarters ended November 30, 2000 and August 31, 2000;

          4. Reviewed INOTEK management's budget for the year ending May 31, 2001;

INOTEK
April 4, 2001
Page  2

          5. Reviewed historical market prices and trading volume for common stock of INOTEK; and

          6. Discussed with management various assets, liabilities and operations of INOTEK.

     With your permission, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this Opinion, and have further relied upon the assurances of management of INOTEK that it is not aware of any facts that will make such information inaccurate or misleading in any respect material to our analysis. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of INOTEK, nor have we conducted a physical inspection of the properties and facilities of INOTEK. We have assumed that the financial forecasts provided to us by INOTEK have been reasonably determined on bases reflecting the best currently available estimates and judgment of INOTEK's management as to INOTEK's future financial performance. We have further assumed in our analyses that, in, all material respects, such forecasts and projections will be realized in the amounts and times indicated thereby. We express no view as to such forecasts or the assumptions on which they were based. We have relied as to all legal, accounting and tax matters with respect to the transaction on legal counsel, accountants and other financial advisors of INOTEK. We were not authorized to negotiate the terms of the transaction, and we have based our opinion solely upon the proposed Agreement as negotiated by others. We were not asked to, and we did not, solicit third party offers to acquire all or part of INOTEK.

     For purposes of rendering our Opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the transaction will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either INOTEK or Davis are party, as contemplated by the Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the consideration to be received by the public shareholders or the time of such receipt.

     Our Opinion is limited to the fairness, from a financial point of view, of the proposed transaction to INOTEK's public, non-control common shareholders, and we express no opinion as to the merits of the underlying decision by INOTEK to engage in the transaction. This Opinion does not constitute a recommendation to any shareholder of INOTEK as to how such shareholder should vote with respect to the transaction. Our Opinion necessarily is based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our Opinion based upon circumstances or events occurring after the date hereof.

INOTEK
April 4, 2001
Page  3

     We have acted as financial advisor to the Board of Directors of INOTEK in connection with the transaction and will receive a fee for our services, including for rendering this Opinion. In addition, INOTEK has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, in the ordinary course of business, we or our affiliates may trade in INOTEK's common stock for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the financial terms of the proposed transaction are fair to the public, non-control common shareholders of INOTEK from a financial point of view.

                                            SANDERS MORRIS HARRIS INC.

                                            By: /s/ G. CLYDE BUCK
                                              ----------------------------------
                                              G. Clyde Buck
                                              Managing Director

                                                                      APPENDIX D

                     SECTION 262 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

                        SECTION 262 -- APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and
      (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title.

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten (10) days after such effective date; provided, however, that if such second notice is sent more than twenty (20) days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been give shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive

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     either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten (10) days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within twenty (20) days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one (1) or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if
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

      such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
      (d) of this section shall be entitled to vote such stock for any purpose or to receive other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98).

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